                                 EXHIBIT 10(bb)



                           SECOND AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT



                            Dated as of May 16, 2002


                                      among



                           MARLTON TECHNOLOGIES, INC.
                      SPARKS EXHIBITS & ENVIRONMENTS CORP.
                      SPARKS EXHIBITS & ENVIRONMENTS, INC.
                       SPARKS EXHIBITS HOLDING CORPORATION
                      SPARKS EXHIBITS & ENVIRONMENTS, LTD.
                   SPARKS EXHIBITS & ENVIRONMENTS INCORPORATED
                             DMS STORE FIXTURES LLC
                     SPARKS EXHIBITS & ENVIRONMENTS COMPANY

                           collectively, the Borrowers

                                       and

                             The Banks named herein

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
              formerly known as First Union National Bank, as Agent

                                TABLE OF CONTENTS

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Article I      DEFINITIONS AND ACCOUNTING TERMS......................................................2

         SECTION 1.1    Certain Defined Terms........................................................2

         SECTION 1.2    Accounting Terms............................................................17

Article II    THE REVOLVING CREDIT FACILITY.........................................................17

         SECTION 2.1    The Revolving Credit Commitment.............................................17

         SECTION 2.2    Revolving Credit Advances...................................................19

         SECTION 2.3    Lending Offices; Bank Obligations...........................................20

         SECTION 2.4    The Revolving Credit Notes..................................................20

         SECTION 2.5    Upfront Fee.................................................................21

         SECTION 2.6    Repayment...................................................................21

         SECTION 2.7    Interest; Conversions; Continuations........................................21

         SECTION 2.8    Computation of Interest.....................................................22

         SECTION 2.9    Payments....................................................................22

         SECTION 2.10   Payment on Non-Business Days................................................22

         SECTION 2.11   Reimbursement to the Banks for Cost Increases Imposed by Law................22

         SECTION 2.12   Reimbursement to the Banks for Increased Costs Due to
                        Capital Adequacy Requirements ..............................................23

         SECTION 2.13   Illegality..................................................................24

         SECTION 2.14   Interest and Commissions After Event of Default.............................24

         SECTION 2.15   Special Provisions for LIBOR Loans..........................................24

         SECTION 2.16   Prepayment; Funding Loss Indemnification....................................24

         SECTION 2.17   Letters of Credit...........................................................25

         SECTION 2.18   Taxes.......................................................................27

         SECTION 2.19   Additional Borrowers........................................................28

         SECTION 2.20   Interest Rate Swap Facility.................................................28

Article III   COLLATERAL............................................................................29

         SECTION 3.1    Security....................................................................29

         SECTION 3.2    Financing Statements; Certificates of Title.................................30

         SECTION 3.3    Landlord's Waiver...........................................................31

         SECTION 3.4    Places of Business; Location of Collateral; etc.............................31

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         SECTION 3.5    Agent's Rights With Respect to Accounts, Chattel Paper,
                        Instruments and General Intangibles.........................................31

         SECTION 3.6    Accounts....................................................................32

         SECTION 3.7    Letters of Credit, Chattel Paper and Instruments............................33

         SECTION 3.8    Equipment and Inventory.....................................................33

         SECTION 3.9    Condition of Inventory......................................................33

         SECTION 3.10   Expenses of the Agent.......................................................33

         SECTION 3.11   Notices.....................................................................34

         SECTION 3.12   Insurance; Discharge of Taxes, etc..........................................34

         SECTION 3.13   Waiver and Release by Borrower..............................................34

         SECTION 3.14   Access to Inventory.........................................................34

         SECTION 3.15   Records and Reports.........................................................35

         SECTION 3.16   Further Assurances..........................................................35

         SECTION 3.17   Application of Proceeds of Collateral.......................................35

         SECTION 3.18   Continuing Collateral.......................................................35

         SECTION 3.19   Investment Property and Deposit Accounts....................................35

         SECTION 3.20   Collateral In Possession of Third Parties...................................35

         SECTION 3.21   Commercial Tort Claims......................................................35

         SECTION 3.22   Return of Inventory.........................................................36

         SECTION 3.23   Defense of Agent's Rights...................................................36

         SECTION 3.24   Cash Management.............................................................36

Article IV    CONDITIONS OF LENDING.................................................................36

         SECTION 4.1    Conditions Precedent to the Loans...........................................36

         SECTION 4.2    Conditions Precedent to All Revolving Credit Advances.......................38

Article V     REPRESENTATIONS AND WARRANTIES........................................................39

         SECTION 5.1     Existence...................................................................39

         SECTION 5.2     Authorization...............................................................39

         SECTION 5.3     Validity....................................................................39

         SECTION 5.4     Financial Information.......................................................39

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         SECTION 5.5     Litigation..................................................................39

         SECTION 5.6     Contingent Liabilities......................................................40

         SECTION 5.7     Taxes.......................................................................40

         SECTION 5.8     Encumbrances................................................................40

         SECTION 5.9     Consents....................................................................40

         SECTION 5.10    ERISA.......................................................................40

         SECTION 5.11    Ownership...................................................................41

         SECTION 5.12    Subsidiaries and Ownership of Stock.........................................41

         SECTION 5.13    Margin Stock; Regulation U, Etc.............................................41

         SECTION 5.14    Environmental Matters.......................................................41

         SECTION 5.15    Debt and Guarantees.........................................................42

         SECTION 5.16    Credit Arrangements.........................................................42

         SECTION 5.17    Licenses, Permits, Etc......................................................42

         SECTION 5.18    Compliance with Laws........................................................42

         SECTION 5.19    Labor Matters...............................................................42

         SECTION 5.20    Outstanding Judgments or Orders.............................................42

         SECTION 5.21    No Defaults on Other Agreements.............................................43

         SECTION 5.22    Public Utility Holding Company Act..........................................43

         SECTION 5.23    Patents.....................................................................43

         SECTION 5.24    Names Used by Borrowers.....................................................43

         SECTION 5.25    Full Disclosure.............................................................43

Article VI    COVENANTS OF THE BORROWERS.............................................................43

         SECTION 6.1     Financial Statements........................................................43

         SECTION 6.2     Insurance...................................................................44

         SECTION 6.3     Taxes.......................................................................45

         SECTION 6.4     Encumbrances................................................................45

         SECTION 6.5     Compliance with Laws........................................................46

         SECTION 6.6     Inspection by the Agent.....................................................46

         SECTION 6.7     Reports.....................................................................46

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         SECTION 6.8     ERISA.......................................................................47

         SECTION 6.9     Environmental Matters.......................................................49

         SECTION 6.10    Change of Business..........................................................49

         SECTION 6.11    Regulation U................................................................49

         SECTION 6.12    Disposal of Assets..........................................................49

         SECTION 6.13    Loans, Investments, and Contingent Liabilities..............................49

         SECTION 6.14    Maintenance of Property.....................................................50

         SECTION 6.15    Transactions with Affiliates and Subsidiaries...............................50

         SECTION 6.16    Restriction on Acquisitions; Merger; Corporate Structure....................50

         SECTION 6.17    Dividends and Distributions.................................................50

         SECTION 6.18    Other Indebtedness..........................................................50

         SECTION 6.19    Licenses, Permits...........................................................51

         SECTION 6.20    Fiscal Year.................................................................51

         SECTION 6.21    Banking Relationships.......................................................51

         SECTION 6.22    Ownership of Borrowers Other than MTI.......................................51

         SECTION 6.23    RICO........................................................................51

         SECTION 6.24    Minimum Tangible Net Worth..................................................51

         SECTION 6.25    Fixed Charge Coverage Ratio.................................................51

         SECTION 6.26    Subordinated Debt...........................................................52

Article VII   DEFAULT................................................................................52

         SECTION 7.1     Events of Default...........................................................52

         SECTION 7.2     Termination of Revolving Commitment; Acceleration...........................54

         SECTION 7.3     Remedies....................................................................55

Article VIII  AGENCY PROVISIONS......................................................................55

         SECTION 8.1     Authorization and Action....................................................55

         SECTION 8.2     Liability of Agent..........................................................56

         SECTION 8.3     Rights of Agent as a Bank...................................................56

         SECTION 8.4     Independent Credit Decisions................................................56

         SECTION 8.5     Indemnification.............................................................57

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         SECTION 8.6     Successor Agent.............................................................57

         SECTION 8.7     Sharing of Payments, Etc....................................................57

Article IX    MISCELLANEOUS..........................................................................58

         SECTION 9.1     No Waiver; Cumulative Remedies..............................................58

         SECTION 9.2     Arbitration.................................................................58

         SECTION 9.3     CONFESSION OF JUDGMENT......................................................59

         SECTION 9.4     Set-Off.....................................................................61

         SECTION 9.5     Amendments, Etc.............................................................61

         SECTION 9.6     Notices.....................................................................61

         SECTION 9.7     Nature of Obligations.......................................................62

         SECTION 9.8     Costs and Expenses..........................................................62

         SECTION 9.9     Counterparts................................................................62

         SECTION 9.10    Binding Effect..............................................................62

         SECTION 9.11    Governing Law...............................................................63

         SECTION 9.12    Headings....................................................................63

         SECTION 9.13    Usury.......................................................................63

         SECTION 9.14    Assignments; Participations.................................................63

         SECTION 9.15    Appointment of Borrower Agent...............................................64

         SECTION 9.16    Survival; Indemnification...................................................64

         SECTION 9.17    Entire Agreement............................................................65

         SECTION 9.18    WAIVER OF JURY TRIAL........................................................65

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


Schedules:
---------

    2.1          Revolving Credit Commitments
    3.4          Collateral Locations
    5.1          Existence
    5.5          Litigation
    5.12         Subsidiaries and Stock Ownership
    5.15         Debt and Guarantees
    5.16         Credit Arrangements
    5.24         Names Used by Borrowers
    5.25         Full Disclosure


Exhibits:
--------

    1.1          Borrowing Base Certificate
    2.4          Revolving Credit Note
    6.1          Compliance Certificate

         SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of May 16, 2002, among MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation, successor to Marlton Technologies, Inc., a New Jersey corporation ("MTI"), SPARKS EXHIBITS & ENVIRONMENTS CORP. f/k/a Sparks Exhibits Corp., a Pennsylvania corporation ("SPARKS"), SPARKS EXHIBITS & ENVIRONMENTS, INC. f/k/a Sparks Exhibits, Inc., a Georgia corporation ("EXHIBITS"), SPARKS EXHIBITS HOLDING CORPORATION, a Delaware corporation ("SEH"), SPARKS EXHIBITS & ENVIRONMENTS, LTD. f/k/a Sparks Exhibits, Ltd., a California corporation ("LIMITED"), SPARKS EXHIBITS & ENVIRONMENTS, INCORPORATED f/k/a Piper Productions, Inc., a Florida corporation ("PIPER"), DMS STORE FIXTURES LLC, a Pennsylvania limited liability company ("DMS"), SPARKS EXHIBITS & ENVIRONMENTS COMPANY, an Illinois corporation ("COMPANY") and any other Person (as herein defined) that hereafter becomes a Borrower hereunder pursuant to Section 2.19 (MTI, Sparks, Exhibits, SEH, Limited, Piper, DMS, Company and each such other Person that becomes a Borrower hereunder pursuant to Section 2.19 are each hereinafter referred to as a "Borrower" and collectively as the "Borrowers"); MARLTON TECHNOLOGIES, INC., as agent for the Borrowers (in such capacity, the "Borrower Agent"); and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association and any bank joining this Agreement hereafter (said banks being hereinafter referred to collectively as "Banks" and individually as a "Bank"); and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association, in its capacity as agent for the Banks (the "Agent").

                                   BACKGROUND

         On December 31, 1997, certain of the Borrowers and Wachovia Bank, National Association, when it was known as First Union National Bank ("First Union") entered into a Loan and Security Agreement pursuant to which agreement First Union agreed to make loans to such Borrowers (such agreement, as amended, the "Original Agreement"). On January 21, 2000, certain of the Borrowers and their Affiliates (the "Existing Borrowers") and First Union entered into an Amended and Restated Revolving Credit and Security Agreement pursuant to which agreement First Union agreed to provide a $30,000,000 revolving credit facility to the Existing Borrowers, on the terms and conditions therein contained (such agreement, as amended, the "Existing Agreement"). The Existing Agreement contemplated a possible increase of such facility to $35,000,000. On April 16, 2001, the Existing Borrowers and First Union entered into Amendment No. 2 and Waiver to the Existing Agreement, and the parties thereto agreed to reduce the amount of the revolving credit facility under the Existing Agreement to $25,000,000 and to eliminate any reference to the possible increase of such facility, on the terms and conditions therein contained. On December 17, 2001, the Existing Borrowers requested that First Union further reduce the amount of the revolving credit facility under the Existing Agreement to $15,000,000, and First Union acknowledged and agreed to such reduction.

         The Borrowers have requested that First Union, now known as Wachovia Bank, National Association ("Wachovia Bank") further reduce the amount of the revolving credit facility under the Existing Agreement to $12,000,000 and

Wachovia Bank has agreed to so reduce such facility, on the terms and conditions herein contained (the "Facility"). The Facility is to be used to refinance existing debt under the Existing Agreement, to finance working capital and capital expenditures permitted hereunder and for other permitted general corporate purposes.

         NOW THEREFORE, the Borrowers, jointly and severally, and the Banks, and the Agent, intending to be legally bound, agree to amend and restate the Existing Agreement to read in full as follows:


                        DEFINITIONS AND ACCOUNTING TERMS

         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AAA" has the meaning given to such term in Section 9.2(A) hereof.

         "Adjusted Base Rate" means the Base Rate plus the Applicable Margin for Base Rate Loans. The Adjusted Base Rate shall change simultaneously with each change in the Base Rate or the Federal Funds Rate.

         "Adjusted LIBOR" means the LIBOR plus the Applicable Margin for LIBOR Loans.

         "Affiliate" of a Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Agent" has the meaning given to such term in the introductory paragraph hereof, and shall include any successor in such capacity.

         "Agreement" means this Second Amended and Restated Revolving Credit and Security Agreement, as such document may be modified, amended, refinanced, refunded, extended or otherwise changed from time to time.

         "Applicable Margin" means, with respect to Base Rate Loans, 0.75%, and with respect to LIBOR Loans, 3.25%.

         "Arbitration Rules" has the meaning given to such term in Section 9.2(A) hereof.

         "Bank" or "Banks" has the meaning given to such term in the introductory paragraph hereof and shall include all successors and assigns, and lenders joining this Agreement as a "Bank".

         "Base Rate" means the rate which is at all times equal to the higher of
(a) the Prime Rate or (b) 1/2 of 1% per annum in excess of the Federal Funds
Rate.

         "Base Rate Loan" means a Loan to which the Adjusted Base Rate applies.

         "Borrower," "Borrower Agent" and "Borrowers" have the meanings given to such terms in the introductory paragraph hereof, and each shall include successors and permitted assigns.

         "Borrowing Base" means a sum equal to: (A) 80% of Qualified Accounts as calculated from time to time plus (B) the lesser of $2,000,000 or 30% of Qualified Inventory as calculated from time to time at the lower of cost or market, on a first-in, first-out basis; provided however that, the Agent may, in its sole discretion, adjust the advance rates set forth above, set up reserves or change the definition of Qualified Accounts or Qualified Inventory from time to time as the Agent determines is necessary or desirable.

         "Borrowing Base Certificate" means the certificate in the form attached hereto as Exhibit 1.1.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required to close under the laws of the Commonwealth of Pennsylvania; provided that, if such term is used in connection with a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurodollar Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment or Interest Period, "Business Day" shall include any day on which ordinary dealings are carried out in the London interbank market in Dollars.

         "Capital Expenditures" means expenditures for fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year, including assets acquired pursuant to a Capital Lease; provided that for the purposes of this Agreement, expenditures for exhibit product inventory purchased and capitalized for rental purposes shall not be considered Capital Expenditures.

         "Capital Lease" means a lease of any Person for real, personal or mixed use property which, according to GAAP should be capitalized on the books of such Person.

         "Cash Equivalents" means (A) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition thereof, (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (C) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (D) certificates of deposit, demand accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued by the Banks or commercial banks organized under the laws of the United States of America or any state thereof, each having combined capital and surplus of not less than $500,000,000.00, and
(E) repurchase agreements and reverse repurchase agreements with securities dealers of recognized national standing relating to any of the obligations referred to in the foregoing clause (A); provided that the terms of such agreement comply with the guidelines set forth in the Supervisory Policy; and further provided that possession or control of the underlying securities is established as provided in the Supervisory Policy.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

         "Change in Control" means the occurrence of any of the following events:

                  (i) Any "person" or "group" (as either such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Jeffrey Harrow and Scott Tarte becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting stock of MTI; or

                  (ii) At any time after the date hereof, individuals who at the date hereof constitute the Board of Directors of MTI (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of MTI was approved by a vote of 66-2/3% of the directors of MTI then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of MTI then in office; or

                  (iii) Jeffrey Harrow and Scott Tarte cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of at least 30% of the total voting stock of MTI.

For purposes of this definition, "voting stock" means capital stock or other ownership interests of any class or classes of a corporation or another entity the holders of which are entitled to elect a majority of the corporate directors or Persons performing similar functions.

         "Closing Date" means the first date on which all of the conditions precedent contained in Section 4.1 are satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" has the meaning given to such term in Section 3.1 hereof.

         "Commitment" of any Bank means the maximum amount of Revolving Credit Advances which such Bank has agreed to make, on an aggregate basis, pursuant to the terms and conditions of this Agreement, as set forth opposite such Bank's name on Schedule 2.1, attached hereto, as amended from time to time.

         "Consolidated" refers to the consolidation of the accounts of MTI and its Subsidiaries in accordance with GAAP, including principles of consolidation.

         "Consolidating" refers to the separation of the accounts of MTI and its Subsidiaries in accordance with GAAP.

         "Controlled Group" means a group of employers, of which any Borrower is a member and is treated as a single employer under:

                  (A) ss.414(b) of the Code and the Department of the Treasury regulations thereunder); or

                  (B) solely for purposes of liability under ss.412(c)(11) of the Code and ss.302(c)(11) of ERISA and the lien under ss.412(n) of the Code and ss.302(f) of ERISA, ss.414(c) of the Code and the Department of the Treasury regulations thereunder; or

                  (C) solely for purposes of liability under ss.412(c)(11) of the Code and ss.302(c)(11) of ERISA and the lien under ss.412(n) of the Code and ss.302(f) of ERISA, ss.414(m) of the Code and the Department of the Treasury regulations thereunder; or

                  (D) any other entity required to be aggregated with any Borrower pursuant to ss.414(o) of the Code and the Department of the Treasury regulations thereunder.

         "Credit Limit" means the lesser of (A) the Borrowing Base or (B) the Revolving Credit Commitment.

         "Current Maturities" means on any date those portions of Funded Debt that are payable on demand or within one year of such date without giving effect to any prospective renewal or extension of such Funded Debt.

         "Default Rate" means the Interest Rate set forth in Section 2.14.

         "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in ss.3(35) of ERISA, subject to Title IV of ERISA.

         "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA.

         "Delinquent Purchaser" means a Purchaser more than 50% of whose aggregate Account indebtedness to Borrowers is more than 60 days past contractual or specified due date or 120 days past date of original invoice.

         "Dispute" has the meaning given to such term in Section 9.2(A) hereof.

         "DMS Inventory" means any and all goods owned by DMS which DMS sells to Purchasers in the ordinary course of its business which meets all of the following specifications at the time of determination:

                  (A) it is finished goods under executed purchase orders, and is not work-in-process or raw materials;

                  (B) it is located at one of the locations identified on
Exhibit 3.4 attached hereto (provided that the landlord, mortgagee, or other lienholder if any, at such location has executed and delivered to the Agent a waiver in form and substance acceptable to the Agent, unless the Agent has notified the Borrower Agent otherwise in writing);

                  (C) it conforms in all respects to the representations and warranties made herein relating thereto;

                  (D) it is in good condition and repair and is not damaged, outdated, slow-moving or obsolete or otherwise deemed unsalable by the Agent in its sole discretion;

                  (E) it is held for sale in the ordinary course of business of DMS as conducted on the date hereof;

                  (F) it is not being held on consignment;

                  (G) it is not subject to a security interest or lien other than in favor of the Agent, for the benefit of the Banks, and is subject to a valid first priority perfected security interest in favor of the Agent, for the benefit of the Banks;

                  (H) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless the applicable Borrower has caused such bailee, consignee, warehouseman, processor or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as the Agent shall request; and

                  (I) it is otherwise acceptable to the Agent in its reasonable discretion.

         "Dollars" and the "$" mean lawful money of the United States of America.

         "EBITDA" means for any period of four fiscal quarters of MTI, Net Income of MTI and its Subsidiaries on a Consolidated basis for such period plus interest, taxes, depreciation and amortization deducted in computing Net Income, minus the non-cash earnings related to income from Affiliates or other Persons in which MTI and/or its Subsidiaries have an Investment.

         "Effective Date" means, for Eurodollar Loans, the date the Borrower Agent designates as the date on which a Eurodollar Interest Period is to commence pursuant to Section 2.2, 2.7(C) or 2.7(D).

         "Employee Benefit Plan" has the meaning given to such term in ss.3(3) of ERISA.

         "Environmental Law" means any federal, state, or local statute, law, ordinance, regulation, rule, standard, permit or requirement, including but not limited to those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America or any other nation, concerning or relating to the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "Eurocurrency Reserve Requirement" means, for any day as applied to a Eurodollar Loan, the aggregate of the rates (such aggregate being expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, any basic, marginal, supplemental and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect) for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System having deposits in an aggregate amount at least equal to the aggregate amount of deposits held by Agent, but without benefit of or credit for proration, exemptions, or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member bank against
(A) any category of liabilities which includes deposits by reference to which the LIBOR for Eurodollar Loans is to be determined or (B) any category of extension of credit or other assets that include Eurodollar Loans.

         "Eurodollar Interest Period" means for each Eurodollar Loan a period of time, beginning on an Effective Date, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter (or if there is no numerically corresponding calendar day in such calendar month, ending on the last day of such calendar month), selected by the Borrower Agent by telephone or in writing (and if by telephone, confirmed by the Borrower Agent promptly thereafter in writing), during which the Interest Rate is the Adjusted LIBOR. If a Eurodollar Interest Period would otherwise end on a day that is not a Business Day, such Eurodollar Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day; provided however that, in the event a Eurodollar Interest Period is extended to the next Business Day in a month, the succeeding Eurodollar Interest Period will end on the day it would have ended had the preceding Eurodollar Interest Period not been so extended (e.g., if the preceding period is extended to the 16th because the 15th is not a Business Day, the succeeding period will end on the 15th as long as it is a Business Day).

         "Eurodollar Loan" means any Loan denominated in Dollars when and to the extent to which the Adjusted LIBOR applies.

         "Event of Default" has the meaning given to such term in Section 7.1.

         "Exhibits" has the meaning given to such term in the introductory paragraph hereof.

         "Existing Swap Agreement" means the International Swap Dealers, Inc. Master Agreement dated as of December 11, 1997 between First Union (as successor by merger to CoreStates Bank, N.A.) and MTI, together with all schedules, exhibits and confirmations thereto, as amended and/or supplemented from time to time.

         "Facility" has the meaning given to such term in the Background
Section.

         "Federal Funds Rate" means the rates shown as the Federal Funds Rate in the Federal Reserve Statistical Release H.15 (519), Selected Interest Rates. In the event that the Federal Reserve fails to publish such rate, "Federal Funds Rate" shall mean the rate determined by the Agent in good faith.

         "Fees" means all payments except for interest and principal which the Borrowers are required to make to the Agent and/or the Banks hereunder and shall include, without limitation, amounts owing in connection with any prepayment under any Eurodollar Loan.

         "Financial Statements" means the audited Consolidated balance sheet, statement of income, statement of cash flow and statement of changes in stockholders' equity, together with all notes pertaining thereto, and an unaudited Consolidating balance sheet and statements of income of MTI and its Subsidiaries, all as at and for a designated period and all in accordance with GAAP.

         "First Union" has the meaning given to such term in the Background Section.

         "Fixed Charges" means for any period the sum of (A) Total Debt Service, plus (B) taxes paid in cash by the Borrowers during the relevant period, plus
(C) expenses paid by the Borrowers during such period for the rental of personal or real property, plus (D) non-financed Capital Expenditures made by the Borrowers during such period.

         "Funded Debt" means at any time with respect to MTI and its Subsidiaries on a Consolidated basis, without duplication, the sum of all current outstandings under demand and overdraft facilities, plus the current portion of long term Indebtedness and capital leases plus all Indebtedness that has a final maturity more than one year after the date of issuance thereof (or which is convertible, renewable or extendable into an obligation with such final maturity) including all final and serial maturities, prepayments and sinking fund payments required to be made within one year of the date of calculation (notwithstanding the fact that any portion thereof may also be included in current liabilities under GAAP).

         "GAAP" means generally accepted accounting principles in the United States in effect from time to time as promulgated in statements, opinions and pronouncements by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and any successor entities, consistently applied.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

         "Indebtedness" means, with respect to any Person:

         (a) (i) all indebtedness, obligation or liability for borrowed money or for the deferred purchase price of property, (ii) all lease obligations that would, in accordance with GAAP, have been or should be capitalized, including without limitation, sale-leaseback and synthetic lease obligations, (iii) all obligations of such Person to purchase goods, property or services where payment for such goods, property or services is required regardless of whether delivery of such goods, property, or the performance of such services is ever made or tendered; (iv) all obligations for the deferred purchase price of property or services (including trade obligations other than those incurred in the ordinary course of business and in accordance with customary terms); (v) all current liabilities in respect of unfunded vested benefits under any Plan; (vi) all obligations under letters of credit issued for the account of any Person; (vii) all obligations arising under acceptance facilities; and (viii) the notional amount of interest rate products and derivatives; and

         (b) to the extent not included in the foregoing, all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the Indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person;

         (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), discounted, sold with recourse or for less than face value or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds or otherwise to become directly or indirectly liable; and

         (d) all obligations or liabilities of such Person under or pursuant to a letter of credit, interest rate protection agreement, surety bond, or similar obligation.

         "Intangibles" means any assets which are properly classified as intangible assets in accordance with GAAP and including, but not limited to: goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expenses, the excess of shares acquired over book value of assets, and non-compete agreements.

         "Interest Period" means a Eurodollar Interest Period or any period during which the Interest Rate is the Adjusted Base Rate, as appropriate.

         "Interest Rate" means the Adjusted LIBOR, Adjusted Base Rate or Default Rate, as appropriate.

         "Interim Financial Statements" means an unaudited Consolidated balance sheet, statement of income and statement of cash flows of MTI and its Subsidiaries all as, at and for a designated period, all in accordance with GAAP subject only to usual year-end adjustments and the absence of footnotes.

         "International Account" means an Account which arises out of a transaction between a Borrower and a Purchaser who meets at least one of the following criteria: (A) the Purchaser is a non-United States (1) government, (2) governmental agency or (3) government-controlled business, (B) the Purchaser is not subject to the jurisdiction of the court systems of the United States and any state of the United States or (C) the Purchaser does not maintain in the United States an office to which such Account is invoiced and tangible assets with a book value equal to at least five (5) times the aggregate Accounts owed by such Purchaser.

         "Investment" means any loan or advance, or purchase or acquisition of the securities or obligations of, any Person or the assumption of any liability of another Person which in such case, did not arise from sales to such Person in the ordinary course of business.

         "Lending Office" means, with respect to any Bank, for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Borrowers and the Agent as the office at which its Loans of such type are to be made and maintained.

         "Letter of Credit" has the meaning given to such term in Section 2.17 hereof.

         "Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit then outstanding the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit.

         "LIBOR Loan" means a Eurodollar Loan.

         "LIBOR" means, with respect to each Interest Period pertaining to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the quotient of (A) the London Interbank Offered Rate for such Eurodollar Loan for the applicable Eurodollar Interest Period for delivery on the first day of such Interest Period divided by (B) a number equal to 1.00 minus the Eurocurrency Reserve Requirement on the day which is two Business Days prior to the beginning of such Interest Period.

         "Loan Document(s)" means this Agreement, the Notes, the Letters of Credit, the Subrogation and Contribution Agreement, and all certificates, agreements, instruments, schedules and exhibits delivered or to be delivered by the Borrowers to the Agent or the Banks in connection with this Agreement, in each case, as amended, refinanced, extended, modified or supplemented from time to time. For the sake of clarity, Swap Agreements are not Loan Documents.

         "Loans" means amounts advanced under the Facility, and shall have the same meaning as Revolving Credit Advances.

         "London Interbank Offered Rate" applicable to any elected Eurodollar Interest Period for a Eurodollar Loan means the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted at approximately 11:00 a.m. London time, by the principal London branch of the Agent two London Business Days prior to the first day of such Eurodollar Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds for a period, and in an amount, comparable to the Eurodollar Interest Period and principal amount of the Eurodollar Loan which shall be outstanding during such Eurodollar Interest Period.

         "Majority Banks" means at any time the Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes held by the Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the aggregate Commitments. Notwithstanding the foregoing, if there are two or fewer Banks, the term "Majority Banks" shall mean all Banks.

         "Margin Stock" has the same meaning that Regulation U of the Board of Governors of the Federal Reserve System gives to that term.

         "Material Adverse Effect" means any material adverse effect on:

         (a) the business, condition (financial or otherwise), operations, properties or prospects of MTI and its Subsidiaries, taken as a whole, or

         (b) the ability of the Borrowers, taken as a whole, to perform their obligations under the Loan Documents.

         "Maturity Date" means the earlier of the date the Loans are accelerated pursuant to Section 7.2 or January 1, 2004.

         "MTI" has the meaning given to such term in the introductory paragraph hereof.

         "Multiemployer Plan" has the meaning given to such term in ss.4001(a)(3) of ERISA.

         "Net Income" means gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with GAAP.

         "Net Worth" means as of any date the amount by which Total Assets exceed Total Liabilities.

         "New Borrower" has the meaning given to such term in Section 2.19 hereof.

         "Note(s)" means the Revolving Credit Note(s).

         "Obligations" means all amounts payable to the Agent or the Banks under this Agreement or the Notes, whether now or hereafter owing, including but not limited to principal amounts, interest, fees, charges, indemnification obligations, Reimbursement Obligations as to Letters of Credit, and all obligations to reimburse Agent or any Bank for payments made by the Agent or any Bank pursuant to interest rate protection agreements, or foreign exchange contracts issued by any Bank for the benefit of a Borrower or Borrowers, and including any guaranty or surety obligations of Borrowers owed to any Bank and the undertakings of Borrowers to immediately pay to any Bank the amount of any overdraft on any account of deposit maintained with any Bank.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means (A) a Defined Benefit Pension Plan or Defined Contribution Plan maintained for employees of a Borrower or any member of any Borrower's Controlled Group, or (B) any other Employee Benefit Plan (other than a Multiemployer Plan) maintained for employees of a Borrower or any member of any Borrower's Controlled Group.

         "Prime Rate" means the rate of interest for loans established and publicly announced by the Agent at its Head Office from time to time as its prime rate; the use of such terms shall not imply that such rate is the lowest or best rate offered by the Agent or any of the Banks.

         "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA, ss.4975(c) of the Code and any Treasury regulations issued thereunder.

         "Properties" means any real estate owned or occupied by any Borrower or any of its Subsidiaries or at which any Borrower or any of its Subsidiaries conducts business operations, but excluding customer sites where the Borrowers' only operation is the installation of exhibits.

         "Purchaser" means a buyer of goods from a Borrower or a customer for whom services have been rendered or materials furnished by a Borrower.

         "Qualified Account" means any and all rights to the payment of money for services rendered or goods sold, created in the ordinary course of business in an arm's length transaction ("Account") which meets all of the following specifications at the time of determination:

                  (1) the Account is lawfully owned by a Borrower free and clear of all liens, security interests or prior assignments except as set forth in subsection (2) hereof, and such Borrower has the right of assignment thereof and the power to grant a security interest therein;

                  (2) the Account is subject to a valid first priority perfected security interest in favor of the Agent, for the benefit of the Banks;

                  (3) the Account is valid and enforceable, representing the undisputed indebtedness of the Purchaser to a Borrower;

                  (4) the Account is not subject to any defense, set-off, counterclaim, warranty claim, credit, allowance or adjustment in an amount greater than five percent (5%) of the amount of the Account;

                  (5) if the Account arises from the sale of goods by a Borrower, the Purchaser thereof has accepted such goods and no part of such goods have been returned, rejected, lost or damaged;

                  (6) if the Account arises from the sale of goods by a Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis, nor subject to any other repurchase or return agreements, and such goods have been either (i) shipped to the Purchaser thereof; or (ii) billed on a straight line percentage of completion basis, but Qualified Accounts under this subsection (ii) shall at no time exceed $1,000,000;

                  (7) if the Account arises from the performance of services, such services have actually been performed;

                  (8) the Account arose in the ordinary course of business of a Borrower;

                  (9) no notice of the bankruptcy, receivership, reorganization or insolvency of the Purchaser owing such Account has been received by the Agent or any Bank or Borrower;

                  (10) the Account has remained unpaid for less than 60 days from contractual or specified due date and less than 120 days from the date of original invoice;

                  (11) the Purchaser is not a state or local government, or any department, agency or instrumentality thereof, except to the extent the applicable Borrower (a) assigns the Account to Agent, for the benefit of the Banks, in a manner satisfactory to Agent, pursuant to, and in full compliance with, any applicable state or local law comparable to the Federal Assignment of Claims Act (e.g., any state or local law which prohibits, conditions or limits the assignment of a claim against a state or local government, or any department, agency or instrumentality thereof, or the rights of an assignee of such a claim), and (b) demonstrates to Agent, in a manner satisfactory to Agent, that no other such state or local law is applicable;

                  (12) the Purchaser is not the Federal government, or any department, agency or instrumentality thereof, except to the extent (a) such government, or department, agency or instrumentality thereof, as applicable, and the subject Account are subject to the Federal Assignment of Claims Act, and (b) such Account has been assigned to the Agent, for the benefit of the Banks, and due notice has been given under the Federal Assignment of Claims Act;

                  (13) the Account is not an International Account, unless such Account is a Secured Account, in which case such Account shall not be deemed an International Account;

                  (14) the Purchaser for such Account has not submitted a medium of payment therefor, or for any other Account for which such Purchaser is indebted to a Borrower, which has been returned uncollected for any reason;

                  (15) the Purchaser owing such Account is not an Affiliate, Subsidiary, director, officer, manager, employee, equity holder or supplier of a Borrower;

                  (16) neither the Account, nor any other Account owed by the same Purchaser or any Affiliate thereof, is subject to any chargeback, defense, offset, credit, claim, dispute or set-off or is otherwise classifiable as a "contra" account in an amount greater than five percent (5%) of the amount of such Account;

                  (17) the Account is not owed by a Delinquent Purchaser or any Subsidiary or Affiliate of a Delinquent Purchaser;

                  (18) the original invoice creating such Account was delivered on the date the underlying goods or services were provided or within thirty-five
(35) days after such date;

                  (19) the credit-worthiness of the Purchaser is acceptable to the Agent in its sole discretion; and

                  (20) such Account is otherwise acceptable to Agent in its reasonable discretion.

In addition, not more than 25% of the aggregate Qualified Accounts at any one time shall be owing from any one Purchaser or Purchasers which are Affiliates. Any Account or portion of an Account in excess of the limitations set forth in the preceding sentence shall not constitute a Qualified Account.

         "Qualified Inventory" means all DMS Inventory, all Sparks Raw Materials and all Sparks Work-In-Process Inventory.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

         "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrowers then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Agent in respect of any drawings under a Letter of Credit.

         "Reportable Event" has the meaning given to such term in ss.4043(b) of ERISA.

         "Revolving Credit Advances" means amounts advanced by the Agent and/or the Banks under the revolving credit facility provided for in this Agreement and shall have the same meaning as "Loans".

         "Revolving Credit Commitment" means $12,000,000, as such amount may be reduced pursuant to Section 2.1(C) hereof.

         "Revolving Credit Notes" has the meaning given to such term in Section
2.4 hereof.

         "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Act of 1984, 18 U.S.C. ss.ss.1961-68, as amended or supplemented from time to time.

         "Secured Account" means any Qualified Account of a Borrower which is either (A) fully secured by an irrevocable letter of credit that is issued by an institution and upon terms and conditions which are satisfactory to the Agent in its sole discretion (provided that such letter of credit has been delivered and properly assigned and/or endorsed to the Agent and consented to by the issuer thereof in accordance with Section 3.7 hereof), or (B) insured under a foreign credit insurance policy acceptable to the Agent with respect to such Qualified Account in favor of such Borrower.

         "Sparks Borrowers" means Sparks, Exhibits, SEH, Limited, Piper and Company.

         "Sparks Raw Materials" means any and all goods owned by a Sparks Borrower which meets all of the following specifications at the time of determination:

         (A) it is raw materials (other than office supplies or packaging or shipping materials), and is not work-in-process or finished goods;

         (B) it is located at one of the locations identified on Exhibit 3.4 attached hereto (provided that the landlord, mortgagee, or other lienholder if any, at such location has executed and delivered to the Agent a waiver in form and substance acceptable to the Agent, unless the Agent has notified the Borrower Agent otherwise in writing);

         (C) it conforms in all respects to the representations and warranties made herein relating thereto;

         (D) it is in a usable condition;

         (E) it is held by such Borrower for use in manufacturing goods;

         (F) it is not being held on consignment;

         (G) it is not subject to a security interest other than in favor of the Agent, for the benefit of the Banks, and is subject to a valid first priority perfected security interest in favor of the Agent, for the benefit of the Banks;

         (H) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless the applicable Borrower has caused such bailee, consignee, warehouseman, processor or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as the Agent shall request; and

         (I) it is otherwise acceptable to the Agent in its reasonable discretion.

         "Sparks Work-In-Process Inventory" means any and all goods owned by a Sparks Borrower which meets all of the following specifications at the time of determination:

         (A) it is work-in-process, and is not raw materials or finished goods;

         (B) it is located at one of the locations identified on Exhibit 3.4 attached hereto (provided that the landlord, mortgagee, or other lienholder if any, at such location has executed and delivered to the Agent a waiver in form and substance acceptable to the Agent, unless the Agent has notified the Borrower Agent otherwise in writing);

         (C) it conforms in all respects to the representations and warranties made herein relating thereto;

         (D) it is not being held on consignment;

         (E) it is not subject to a security interest other than in favor of the Agent, for the benefit of the Banks, and is subject to a valid first priority perfected security interest in favor of the Agent, for the benefit of the Banks;

         (F) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless the applicable Borrower has caused such bailee, consignee, warehouseman, processor or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as the Agent shall request; and

         (G) it is otherwise acceptable to the Agent in its reasonable discretion.

         "Subordinated Debt" means any Indebtedness of the Borrowers that is subordinated to the Obligations in accordance with a subordination agreement acceptable to the Majority Banks in their sole discretion.

         "Subrogation and Contribution Agreement" means that certain Amended and Restated Subrogation and Contribution Agreement dated as of the Closing Date executed by each Borrower, as amended, modified or supplemented from time to time.

         "Subsidiary" of any Person means any corporation or other entity, more than 50% of the voting capital stock, partnership or other ownership interests of which is owned, directly or indirectly, by such Person and/or one or more of such Person's other subsidiaries.

         "Supervisory Policy" means the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions with Security Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985, as amended or supplemented from time to time.

         "Swap Agreement" means, collectively, any "swap agreement" as defined in 11 U.S.C. ss.101 including, without limitation, any swap agreement entered into by any Borrower with any Bank consistent with the terms of Section 2.20.

         "Tangible Net Worth" means as of any date Net Worth minus Intangibles plus Subordinated Debt.

         "Total Assets" means as of any date all assets of MTI and its Subsidiaries that would, in accordance with GAAP, be classified as assets thereof on a Consolidated basis.

         "Total Debt Service" for any period means Current Maturities as of the last day of such period, plus interest expense in respect of Indebtedness of Borrowers on a Consolidated basis during such period.

         "Total Liabilities" means as of any date all liabilities of MTI and its Subsidiaries on a Consolidated basis that would, in accordance with GAAP, be classified as liabilities thereof on a Consolidated basis.

         "Total Outstanding Revolving Credit" has the meaning given to such term in Section 2.1.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Pennsylvania or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that terms used in
Article III which are defined in the Uniform Commercial Code should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase "as defined in the Uniform Commercial Code, including, but not limited to . . ." is used, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement. In addition, terms used herein which are defined in the Uniform Commercial Code shall be construed consistent with the foregoing whether or not such terms are capitalized.

         "Unmatured Event of Default" means and refers to any event, act or occurrence which, with the passing of time or the giving of notice or both, would constitute an Event of Default.

         "Wachovia Bank" has the meaning given to such term in the Background Section.

         "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

Accounting Terms. All accounting terms not specifically defined herein, or defined herein and not specifically provided as being construed in accordance with GAAP, shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.


                          THE REVOLVING CREDIT FACILITY

The Revolving Credit Commitment.

Subject to the terms and conditions set forth in this Agreement, each Bank severally, but not jointly, agrees to make loans to any Borrower (as directed by the Borrower Agent), from time to time up to such Bank's Commitment, during the period from the date hereof until the Maturity Date, such sums as the Borrower Agent may request (each such advance shall be a "Revolving Credit Advance" or a "Loan"), provided that the sum of (a) the total outstanding principal of Revolving Credit Advances plus (b) all Letter of Credit Liabilities (such sum is hereinafter referred to as the "Total Outstanding Revolving Credit") shall not at any time exceed the Credit Limit. If at any time the Credit Limit is less than the Total Outstanding Revolving Credit, then the Borrowers, without prior notice from the Agent or any Bank, shall immediately repay the difference to the Agent, to be applied in the Agent's discretion either to repayment of Loans or as cash collateral for Letter of Credit Liabilities. The Borrowers shall use Loans to refinance existing Obligations under the Existing Agreement, to finance working capital and capital expenditures permitted hereunder and for other permitted general corporate purposes and for no other purposes.

Each extension of credit under the Revolving Credit Commitment shall be made by each Bank in the proportion which that Bank's Commitment bears to the total Revolving Credit Commitment. Within the limits of the Revolving Credit Commitment, the Borrowers may borrow, repay and reborrow under this Section; provided that all of the Loans be paid in full on the Maturity Date. The Borrowers shall pay interest on the principal amount of the Revolving Credit Advances outstanding from time to time at the Interest Rate applicable to each Loan in accordance with Section 2.7.

The Borrower Agent shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice by the Borrower Agent to the Agent, to terminate the Revolving Credit Commitment in whole or reduce it in part, provided, however, that: (i) the Borrowers shall simultaneously with each such reduction pay to the Agent, for the account of the Banks (a) the amount by which the Total Outstanding Revolving Credit exceeds the Revolving Credit Commitment as so reduced, to be applied in the Agent's discretion either to repayment of Loans or as cash collateral for Letter of Credit Liabilities, with such repaid principal to be applied first against Base Rate Loans and thereafter against Eurodollar Loans in accordance with Section 2.16(C), and (b) all accrued and unpaid interest on the Loans so prepaid; and (ii) to the extent application of this subsection requires a prepayment of any Eurodollar Loans prior to the end of the applicable Interest Period(s), the Borrowers shall pay any prepayment compensation required under Section 2.16 (whether or not the Banks shall have actually funded a Loan with corresponding deposits). Any partial reduction of the Revolving Credit Commitment made at the Borrower Agent's option shall be in the minimum amount of Five Hundred Thousand Dollars ($500,000) or in multiples of Five Hundred Thousand Dollars ($500,000) in excess thereof. Any termination or reduction of the Revolving Credit Commitment hereunder shall be permanent, and the Revolving Credit Commitment cannot thereafter be restored or increased without the written consent of the Banks. Upon the termination of the Revolving Credit Commitment in whole, the Borrowers shall repay the aggregate principal amount of the Total Outstanding Revolving Credit together with interest thereon and any other sums due hereunder, including, without limitation, under Section 2.16.

The Borrowers may borrow, repay and reborrow under the Revolving Credit Commitment until the Maturity Date subject to the terms and conditions of this Agreement.

Revolving Credit Advances.

Borrower Agent Request. The Borrower Agent shall notify the Agent by telephone no later than Noon Philadelphia time the day of the requested borrowing of each proposed Base Rate Loan, specifying the date and amount of the proposed Base Rate Loan. The Borrower Agent shall notify the Agent by telephone no later than Noon Philadelphia time at least three (3) Business Days in advance of each proposed Eurodollar Loan, specifying the date and the amount of such proposed Loan and the length of the proposed Interest Period. The Borrower Agent will confirm any telephonic notice of a proposed Loan the same day by facsimile copy. Each Eurodollar Loan shall be in an amount of Five Hundred Thousand Dollars ($500,000) or in multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. Each such notice (whether or not actually confirmed by facsimile copy) shall constitute a representation by all of the Borrowers that, at the time thereof and giving effect to the Loan requested thereby, the conditions precedent for such Loan as set forth in Section 4.2 hereof have all been satisfied.

Making Loans. Upon satisfaction of the conditions set forth herein, the Agent shall promptly notify each Bank of each such notice. Not later than 2:00 p.m. Philadelphia time on the date of the requested Loan, each Bank will make available to the Agent at the Agent's specified office in immediately available funds, such Bank's pro rata share of such Loan. After the Agent's receipt of such funds, not later than 4:00 p.m. on the date of such Loans and upon satisfaction of the conditions set forth herein, the Agent shall make the requested Revolving Credit Advance available to the Borrower Agent (for the account of the relevant Borrower), in the Borrower Agent's account maintained with the Agent. The Borrowers agree to hold the Agent and Banks harmless from any liability for any loss resulting from the Agent's reliance on any writing, facsimile copy or telephonic notice purportedly made by an officer of the Borrower Agent, provided that the Agent has acted in good faith in doing so. The Agent may assume that telephonic notice of a request for a Loan is from an authorized officer of the Borrower Agent, absent willful misconduct or gross negligence.

Non-Receipt of Funds by Agent.

Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan in accordance with Section 2.2 and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the overnight federal funds rate calculated in the manner customary for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Bank shall repay to the Agent such amount with interest upon or prior to the Agent's demand therefor, such Bank shall be deemed to have funds available as required under Section 2.2. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrowers, and Borrowers shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan.

Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the overnight federal funds rate calculated in the manner customary for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

Lending Offices; Bank Obligations. Each type of Loan made and maintained by a Bank shall be made and maintained at such Bank's Lending Office for such type of Loan. The failure of any Bank to make any requested Revolving Credit Loan to be made by it on the date specified for such Loan shall not relieve any other Bank of its obligation (if any) to make such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make such Loans to be made by such other Bank.

The Revolving Credit Notes. All Loans made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of each of the Borrowers in substantially the form of Exhibit 2.4 duly completed, in the principal amount equal to such Bank's Commitment, dated the date of this Agreement, payable to such Bank for the account of the applicable Lending Office and maturing as to principal on the Maturity Date (said promissory note, as it may be hereafter amended, renewed or extended, the "Revolving Credit Note"). Each Bank is hereby authorized by the Borrowers to endorse on the schedule attached to the Revolving Credit Note held by it, or on its records, the amount of each Loan and each renewal, conversion, and payment of principal amount received by such Bank for the account of the applicable Lending Office on account of its Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loans made by such Bank; provided, however, that the failure to make such notation with respect to any Loan or renewal, conversion, or payment shall not limit or otherwise affect the obligations of the Borrowers under this Agreement or the Revolving Credit Note held by such Bank.

Upfront Fee. At Closing, the Borrowers shall pay to the Agent an upfront fee for the account of the Banks in the amount of $40,000.

Repayment. The Total Outstanding Revolving Credit shall be repaid in full on the Maturity Date, together with all accrued but unpaid interest and Fees. In addition, the Borrowers shall pay all amounts necessary from time to time to reduce the Total Outstanding Revolving Credit as the Revolving Credit Commitment is periodically reduced pursuant to Section 2.1(C), so that the Total Outstanding Revolving Credit never exceeds the Revolving Credit Commitment, to be applied in the Agent's discretion either to repayment of Loans or as cash collateral for Letter of Credit Liabilities.

Interest; Conversions; Continuations.

Base Rate Loans. The Borrowers shall pay to the Agent, for the benefit of the Banks, interest at the Adjusted Base Rate in arrears on the unpaid principal amount of each Base Rate Loan from the date on which such Base Rate Loan is advanced or converted from a Eurodollar Loan until such principal amount has been repaid in full or converted to a Eurodollar Loan
     (1) monthly on the last day of each month commencing with the last day of the first month after this Agreement is executed, (2) on the date of payment in full of the Total Outstanding Revolving Credit and (3) on the Maturity Date.

LIBOR Loans. The Borrowers shall pay interest in arrears on the unpaid principal amount of each LIBOR Loan at the applicable Adjusted LIBOR, on the last day of each Interest Period, with respect thereto and also, in the event that the Interest Period is six (6) months in duration, the Borrowers shall pay interest on the last day of the third month of such Interest Period.

Conversions to Eurodollar Loans. By notifying the Agent at least three Business
     Days prior to an Effective Date, the Borrower Agent may convert into a Eurodollar Loan any Base Rate Loan(s) in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) and multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. At the end of the applicable Eurodollar Interest Period, the Eurodollar Loan will convert back to a Base Rate Loan unless the Borrower Agent otherwise elects to continue or convert such Eurodollar Loan as provided herein.

Continuation of Loans. If any Loan shall be outstanding as a Eurodollar Loan, then not later than 3:00 p.m. Philadelphia time on the date that is three
     (3) Business Days prior to the last day of the current Interest Period for such Loan, the Borrower may elect to continue such Loan as the same type of Loan for a subsequent Interest Period as provided in this Section 2.7(D).

If the Borrower Agent elects to continue any such Loan as aforesaid, the Borrower Agent shall give notice not later than the time set forth above, which notice shall identify the type, amount and current Interest Period of the Loan to be continued, and the duration of the new Interest Period for such Loan.

Limitation on Number of Interest Rate Tranches. At no time shall there be more than six (6) different Interest Periods pertaining to the Eurodollar Loans.

Notices Irrevocable. All notices given under this Section shall be irrevocable if reasonably relied upon by the Agent and such reliance leads to an economic loss by the Agent and/or any Bank.

Computation of Interest. The interest on the Loans and other sums payable hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Payments.
--------

The Borrowers hereby authorize the Agent or any Bank to charge directly any account maintained by the Borrowers or any entity comprising the Borrowers with the Agent or any Bank for any payments of principal of the Loans, interest and Fees, and any other amounts owing under this Agreement or under the Note, as and when due. The Agent or any Bank shall promptly notify the Borrower Agent (and Agent if notice is given by a Bank) whenever any such account is so charged, which notice shall specify the amount so charged and the obligations hereunder to which such amount was applied. In the event that the Borrowers maintain insufficient funds in such account(s) to meet the Borrowers' obligations hereunder when due, the Borrowers will make all payments of principal of the Loans, all payments of interest on the Loans and all payments of Fees, to the Agent, for the benefit of the Banks, not later than 1:00 P.M. Philadelphia time on the applicable due date in immediately available funds.

Any payment made after the time specified in subsection (A) shall be deemed to have been made on the next succeeding Business Day.

After the occurrence of an Event of Default, the Agent shall apply all payments and collections received by it as follows: first, to all of the reasonable costs and expenses incurred in connection with the collection of such payments; second, to accrued and unpaid Fees (other than attorneys' fees and expenses already paid pursuant to "first" above); third, to accrued interest; fourth, to the outstanding principal amount of the Loans; fifth, to all other amounts which shall have come due hereunder, and sixth, to the Borrowers.

Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and, except as otherwise specifically provided herein, such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note, as the case may be.

Reimbursement to the Banks for Cost Increases Imposed by Law.

If any change in existing law or regulation, any new law, change in regulatory interpretation or change in any other factor having the force of law shall impose or change any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with respect to funds obtained by any Bank to make or maintain any of the Loans during any Interest Period, and the result is to increase the cost to such Bank of obtaining or maintaining such funds or to reduce the return to such Bank on the Loans, the Borrowers shall pay to such Bank an amount sufficient to compensate such Bank in full for such increased costs or such reduced return.

A certificate of the affected Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above shall be provided to the Agent and promptly forwarded by the Agent to the Borrowers and shall be conclusive absent manifest error, provided such determination is made on a reasonable basis. The Borrowers shall pay the affected Bank the amount shown as due on any such certificate delivered by such Bank within 10 days after its receipt of the same.

Reimbursement to the Banks for Increased Costs Due to Capital Adequacy Requirements.

If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time, shall after the date hereof (A) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirements against loan commitments or other facilities made by such Bank and the result thereof shall be to impose upon such Bank a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of the Loans (which imposition of or increase in capital requirements may be determined by such Bank's allocation of the aggregate of such capital impositions or increases), or subject such Bank to any tax, duty or other charge with respect to the Loans, such Bank's Note, or its obligation to advance under the Revolving Credit Commitment, or change the basis of taxation of payments to such Bank of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans or its obligation to advance under the Revolving Credit Commitment (including the imposition of any tax not previously in effect on the net income of such Bank imposed by any jurisdiction in which such Bank is obligated to pay taxes), then, upon demand by such Bank or the Agent, the Borrowers shall immediately pay to such Bank from time to time as specified by such Bank, such additional amounts or fees which shall be sufficient to compensate such Bank for such impositions of or increases in capital requirements or taxes from the date of such change.

A certificate of the affected Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above shall be provided to the Agent and promptly forwarded by the Agent to the Borrowers and shall be conclusive absent manifest error, provided such determination is made on a reasonable basis. The Borrowers shall pay the affected Bank the amount shown as due on any such certificate delivered by such Bank within 10 days after its receipt of the same.

Failure on the part of a Bank to demand compensation for increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period after the date hereof shall not constitute a waiver of the Bank's right to demand compensation with respect to such period or any other period during the term of this Agreement provided that such demand is made prior to repayment of all credit extended by the Banks under this Agreement.

Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Bank (or its lending office) to honor its obligation to make or maintain LIBOR Loans, then upon notice to the Borrowers by the Agent at the request of such Bank such obligation shall be suspended until such time as the applicable Bank may again make and maintain LIBOR Loans of such type (and until such time, any Loans that are outstanding as LIBOR Loans shall, upon the request of the Agent at the request of such Bank, be automatically converted into Base Rate Loans and the Borrowers shall not be required to pay any compensation due under
     Section 2.16 in connection therewith).

Interest and Commissions After Event of Default. After the occurrence of any Event of Default, the Agent shall have the right upon notice to the Borrower Agent to change the Interest Rate on all Loans and other amounts advanced and/or owing hereunder to be the applicable Interest Rate plus three percent (3%) (the "Default Rate"), effective upon the giving of such notice.

Special Provisions for LIBOR Loans.

Unavailability of Funds and Indeterminate Interest Rates. If on or before any Effective Date for a Eurodollar Loan the Agent determines in good faith that no adequate means exists to determine the LIBOR for such Interest Period, then the Agent shall so notify the Borrowers on or before the Effective Date and the Borrowers shall have one (1) Business Day after notice to withdraw their request for such Loan. If the Borrowers do not withdraw such request, such Loan shall bear interest (following the expiration of the then applicable Interest Period, if any) at the rates from time to time applicable to Base Rate Loans. Until such notice from the Agent has been withdrawn, no further Eurodollar Loans shall be made, nor shall the Borrowers have the right to convert a Base Rate Loan to a Eurodollar Loan.

Discretion of the Agent as to Manner of Funding. Notwithstanding any other provision of this Agreement, the Agent on behalf of the Banks may fund or maintain its funding of all or any part of the Loans in any legal manner it chooses and such manner of funding shall not in any way relieve the Borrowers of their obligations to pay prepayment compensation in the event of a prepayment as set forth in Section 2.16 hereof.

Prepayment; Funding Loss Indemnification.

The Borrowers may prepay Base Rate Loans in whole or in part at any time and from time to time, without premium or penalty.

The Borrowers shall pay to the Agent, upon the request of any Bank(s), such amount or amounts as shall be sufficient to compensate the Banks for any loss, cost or expense (including, without limitation, costs or losses associated with prepaying or redeploying deposits (whether or not the Banks shall have actually funded a Loan with corresponding deposits)) which the Agent determines is attributable to:

any payment, prepayment, conversion or continuation of a LIBOR Loan made by the Banks on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

any failure by the Borrowers to borrow, convert into or continue a LIBOR Loan to be made, converted into or continued by the Agent on behalf of the Banks on the date specified therefor pursuant to the Borrower Agent's prior election.

         A determination of the Agent as to the amounts payable pursuant to this
Section 2.16(B) shall be conclusive if made on a reasonable basis and in good faith.

Provided that the Borrowers have not given the Agent written instructions to the contrary, the Banks shall apply any voluntary principal prepayment first, to repayment of the Base Rate Loans then outstanding, and second, to repayment of any LIBOR Loans in such a manner as to minimize the Borrowers' obligation to pay prepayment compensation under this Section 2.16.

No prepayment will affect the Borrowers' obligations to continue making payments under any other obligation to any Bank.

Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitment may be utilized, upon the request of the Borrower Agent, in addition to the Revolving Credit Advances provided for by Section 2.1, by the issuance by the Agent of letters of credit (collectively, "Letters of Credit") for account of the Borrowers up to a maximum aggregate stated amount of $3,000,000 at any one time outstanding, provided that no Letter of Credit shall be requested by the Borrowers if the Total Outstanding Revolving Credit (including the Letter of Credit being requested) would exceed the aggregate Revolving Credit Commitment. Each Letter of Credit shall provide that drafts drawn under it shall be payable at sight and shall expire before the Maturity Date and not more than 364 days after issuance. Letters of credit issued under the Existing Agreement shall be deemed to be Letters of Credit under this Agreement. The following additional provisions shall apply to Letters of Credit:

The Agent may decline to issue any Letter of Credit which it reasonably believes to be in violation of applicable laws or regulations or the use of which it determines to be unacceptable in its reasonable judgment. Upon issuance of each Letter of Credit, the Agent will promptly notify the Banks thereof, and each Bank shall immediately and automatically acquire (without the need for the execution of any document or other act) a pro-rata risk participation in the Letter of Credit based on its respective Commitment.

The Borrower Agent shall give the Agent at least three (3) Business Days irrevocable prior notice (effective upon receipt) specifying the Business Day each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).

On each day during the period commencing with the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the then undrawn face amount of such Letter of Credit.

Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower Agent of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand, provided that, failure to so notify shall not affect the Borrowers' obligations hereunder. Notwithstanding the identity of the account party of any Letter of Credit, the Borrowers hereby jointly and severally and unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit that is in compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

Forthwith upon its receipt of a notice referred to in paragraph (D) of this
     Section 2.17, the Borrower Agent shall advise the Agent whether or not a Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 2.2. If the Borrowers neither borrow nor reimburse the Agent for the amount of the related demand for payment, each Bank shall pay to the Agent a pro rata share of the amount of the demand for payment, based on each Bank's pro rata share of the Revolving Credit Commitment.

The Borrowers shall pay to the Agent a Letter of Credit fee equal to 2.00% per annum multiplied by the face amount of such Letter of Credit on the date any Letter of Credit is issued or renewed (calculated as of the date of such issuance or renewal). The Letter of Credit fee shall be allocated as follows: first, 0.125% per annum of the face amount of such Letter of Credit shall be paid to the Agent, and the remaining amount of the Letter of Credit fee shall be allocated among the Banks according to their relative pro rata portion of the Revolving Credit Commitment. In addition, the Borrowers shall pay to the Agent all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

The issuance by the Agent of each Letter of Credit shall, in addition to the conditions precedent to the making of a Loan set forth in Article IV hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Agent consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the account party on such Letter of Credit shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Agent shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

The issuance by the Agent of any modification, amendment, or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.17 to the issuance of new Letters of Credit.

The Borrowers hereby jointly and severally indemnify and hold harmless the Agent and Banks from and against any and all claims and damages, losses, liabilities, costs or expenses that the Agent or Banks may incur (or that may be claimed against the Agent or Banks by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Agent and Banks under any Letter of Credit, other than such amounts arising due to the Agent's or any Bank's gross negligence or willful misconduct.

Taxes.

All payment by any of the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, United States or foreign, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers jointly and severally agree to:

Pay directly to the relevant authority the full amount required to be so withheld or deducted;

Promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

Pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

If any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Borrowers jointly and severally agree to promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted. A certificate of the affected Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above shall be provided to the Agent and promptly forwarded by the Agent to the Borrowers and shall be conclusive absent manifest error, provided such determination is made on a reasonable basis. The Borrowers shall pay the affected Bank the amount shown as due on any such certificate delivered by such Bank within 10 days after its receipt of the same.

The Borrowers jointly and severally shall indemnify the Agent and the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any failure by any Borrower to pay any Taxes when due to the appropriate taxing authority or to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence.

Additional Borrowers. Any Subsidiary of a Borrower shall, unless otherwise specifically agreed to in writing by the Agent, immediately upon becoming a Subsidiary of a Borrower become a Borrower hereunder ("New Borrower") and be jointly and severally obligated with each other Borrower under this Agreement with respect to all of the obligations under this Agreement stated to be obligations of the Borrower; and MTI shall cause each New Borrower to execute and deliver to the Agent (i) an instrument in form and substance reasonably satisfactory to the Agent pursuant to which each New Borrower agrees to assume all of the obligations of a "Borrower" under this Agreement, and (ii) such other documents as the Agent may reasonably request, including, without limitation, UCC-1 financing statements. The right of the New Borrower to receive the proceeds of a Loan hereunder shall be subject to the delivery to the Agent of such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by each Borrower originally signatory hereto pursuant to Section 4.1 as well as such other information or documents as the Agent shall reasonably request.

Interest Rate Swap Facility. The Borrowers may hedge the floating interest expense of the Loans for the full term of the Loans by maintaining one or more Swap Agreements with any Bank (or another financial institution approved by the Agent in writing) in an aggregate notional amount equal to the outstanding principal balance of the Loans with the Borrowers making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Loans, all upon such terms and subject to such conditions as shall be acceptable to the Bank entering into such transaction with the Borrowers (or if such transaction is with another financial institution, all upon such terms and subject to such conditions as shall be approved by the Agent in writing). In connection with the foregoing, the Borrowers hereby acknowledge the continuing existence of the Existing Swap Agreement, which remains in full force and effect.


                                   COLLATERAL

Security. As security for the payment of all Obligations of Borrowers to the Banks, each of the Borrowers hereby grant to the Agent, for the benefit of the Banks, a security interest in and lien upon all of the following property (the "Collateral"):

All of the Borrowers' existing and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by the Borrowers or otherwise.

All of the Borrowers' present and future inventory (including, but not limited to, goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in the Borrowers' business) whether owned, consigned or held on consignment (to the extent permitted by such consignment), together with all of the Borrowers' merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by the Borrowers.

All of the Borrowers' present and future general intangibles (including, but not limited to, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor) software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development.

All of the Borrowers' present and future machinery, equipment, furniture, fixtures, tools, dies, jigs, molds and other articles of tangible personal property of every type, together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair.

All of the Borrowers' present and future general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of the Borrowers or any service bureau.

Borrowers' interest as tenant under that certain Lease for the premises located at 2828 Charter Road, Philadelphia, Pennsylvania dated May 17, 1999, and under any lease for any location, in any case as amended or replaced, except to the extent that this clause violates any such lease and no waiver or consent is obtained.

All deposits, funds, instruments, documents, policies and certificates of insurance, securities, chattel paper and other assets of the Borrowers or in which any of the entities comprising the Borrowers has an interest, now or at any time hereafter on deposit with or in the possession or control of any Bank or owing by any Bank to the Borrowers or in transit by mail or carrier to such Bank or in the possession of any other Person acting on such Bank's behalf, without regard to whether such Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether such Bank has conditionally released the same, and in all assets of the Borrowers in which such Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

All of the Borrowers' deposit accounts, including but not limited to, all demand, time, savings, passbook and similar accounts, wherever located.

All of the Borrowers' commercial tort claims (and Borrowers shall give notice to Agent of any such claim hereafter held or acquired by any Borrower pursuant to, and in compliance with, Section 3.21 hereof).

All of the Borrowers' investment property including, but not limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

All of the Borrowers' letter-of-credit-rights including, but not limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

All proceeds of any of the foregoing Collateral including, but not limited to,
     (i) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Borrower or the Agent from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (iii) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (iv) any rights arising out of Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         The above-described security interests shall not be rendered void by the fact that no Obligations exist as of any particular date, but shall continue in full force and effect until the indefeasible payment of all Obligations and termination of the Revolving Credit Commitment. Upon the indefeasible payment of all Obligations and termination of the Revolving Credit Commitment, at the Borrowers' cost and expense, the Agent will deliver to the Borrowers such termination statements as may be needed to terminate the effectiveness of the financing statements filed to perfect the Agent's security interest in the Collateral.

Financing Statements; Certificates of Title. The Borrowers will join with the
     Agent in preparing and filing such financing statements and continuation statements and amendments and supplements thereto (in form satisfactory to Agent) under the Uniform Commercial Code as the Agent may specify, and will pay the cost of filing the same in such public offices as the Agent shall designate. Without limiting the obligation of the Borrowers set forth in the preceding sentence, each Borrower hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto, and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein and ratifies all such actions taken by the Agent. The Borrowers shall have noted on the certificate of title of any Collateral the liens created hereby and shall deliver to the Agent the originals of each such certificate of title. Each Borrower agrees to take whatever action the Agent reasonably requests to perfect and to continue perfection of the Agent's security interest in the Collateral.

Landlord's Waiver. Each Borrower shall use its best efforts to cause the owners of the locations identified on Schedule 3.4 and/or identified in Section 3.1(F) to execute and deliver to the Agent a landlord's waiver in form and substance satisfactory to the Agent.

Places of Business; Location of Collateral; etc.

Each Borrower represents that Schedule 3.4 attached hereto lists such Borrower's chief place of business, chief executive office, the place where it keeps its books and records and the locations of substantially all of the equipment or inventory serving as Collateral hereunder.

Each Borrower will notify the Agent at least thirty (30) days prior to (1) any change in the location of the chief place of business or chief executive office of such Borrower, (2) any change in the place where such Borrower keeps its equipment and/or inventory or its books and records, (3) the establishment of any new or the discontinuance of any existing place of business, and (4) the establishment of any new or the discontinuance of any location where inventory, equipment or books and records are kept.

No Borrower will permit its equipment to be removed from its current location or any of its inventory serving as Collateral to be so removed without the Agent's prior consent, except for sales of inventory in the ordinary course of business.

Without providing at least 30 days prior written notice to the Agent, no Borrower will change its name in any respect or its mailing address or organizational identification number (if it has one). If any Borrower does not have an organizational identification number and obtains one after the date of this Agreement, such Borrower will forthwith notify the Agent in writing of such organizational identification number. No Borrower will change its type of organization, jurisdiction of organization or other legal structure without at least thirty (30) days' prior written notice to the Agent.

Agent's Rights With Respect to Accounts, Chattel Paper, Instruments and General
     Intangibles. With respect to any account, chattel paper, instrument and general intangible that is Collateral hereunder, the Agent for the benefit of the Banks shall have the right at any time and from time to time, without notice to the Borrowers, to: (A) if there then exists an Unmatured Event of Default or Event of Default, endorse in the name of any Borrower all proceeds of the accounts, chattel paper, instruments and general intangibles payable to such Borrower that come to the Banks; (B) upon the occurrence of an Unmatured Event of Default or an Event of Default and during the continuance thereof, notify purchasers under the Borrowers' accounts, chattel paper, instruments and general intangibles that such accounts, chattel paper, instruments and general intangibles have been assigned to the Agent for the account of the Banks, (C) upon the occurrence of an Event of Default, and during the continuance thereof, compromise, extend, or renew any account, chattel paper, instrument or general intangible of any Borrower or deal with the Borrowers' accounts, chattel paper, instruments and general intangibles as the Agent may reasonably deem advisable; (D) whether or not there then exists an Unmatured Event of Default, to make exchanges, substitutions, or surrenders of Collateral; and
     (E) if there exists an Event of Default, take control of any cash or non-cash proceeds of any account, chattel paper, instrument, and/or general intangibles which funds shall then be applied to the Loans pursuant hereto.

Accounts.  With respect to each account:

Each Borrower represents that: (1) such account is not evidenced by a judgment, an instrument or chattel paper or secured by a letter of credit (except (a) such judgment as has been assigned to the Agent, (b) such instrument or chattel paper as has been endorsed and delivered to the Agent and (c) such letter of credit as has been assigned and delivered to the Agent and as to which the issuer thereof has consented to such assignment) and represents a bona fide completed transaction; (2) the amount thereof shown on such Borrower's books and records and on any list, invoice or statement furnished to the Agent is owing to such Borrower; (3) the title of such Borrower to the account is absolute; (4) the account has not been transferred to any other Person, and, at the time such account is created, no Person except the Borrowers have any claim thereto or; (5) no partial payment against any account has been made by anyone; and (6) no material set-off or counter-claim to such account exists, and no agreement has been made with any Person under which any material deduction or discount may be claimed.

Each Borrower will immediately notify the Agent if any material account arises out of contracts with the United States or any department, agency or instrumentality thereof, furnish the Agent with copies of each such contract and execute any instruments and take any steps reasonably required by the Agent in order that all moneys due and to become due under any such contract shall be assigned to the Agent for the account of the Banks and notice given under the Federal Assignment of Claims Act.

Each Borrower will (1) upon the Agent's reasonable request, furnish to the Agent copies, with such duplicate copies as Agent may request, of any invoice applicable to any of its accounts; (2) inform the Agent immediately of the rejection of any goods represented by any of its accounts, or any material delay in delivery or performance by such Borrower or any claim made in regard to any of its accounts in an amount greater than five percent (5%) of the amount of the account which is the subject of such claim; (3) make no material change in the payment terms of any of its accounts without the prior written consent of the Agent; (4) furnish the Agent upon the Agent's request with all information received by such Borrower affecting the financial standing of any Purchaser; (5) mark such Borrower's records concerning each of its accounts in a manner satisfactory to the Agent so as to show that each such account has been assigned to the Agent; and (6) if requested by the Agent, furnish the Agent with evidence satisfactory to the Agent of the shipment and receipt of any goods and the performance of any services represented by any of its accounts.

Letters of Credit, Chattel Paper and Instruments. Each Borrower represents and warrants to the Agent and the Banks that it has delivered to the Agent and covenants that it will deliver to the Agent promptly on receipt all counterparts designated as "originals" of (A) letters of credit securing its accounts, (B) chattel paper and (C) instruments now in its possession or hereafter acquired, each properly assigned and/or endorsed over to the Agent, which letters of credit, chattel paper and instruments shall be held by the Agent as security hereunder, or, at the Agent's option, endorsed for payment. Each Borrower shall remain solely responsible for the observance and performance of all of such Borrower's covenants and obligations under all of its chattel paper and instruments, and neither the Agent nor any of the Banks shall be required to observe or perform any such covenants or obligations. To the extent that any Collateral consists of electronic chattel paper, the applicable Borrower shall cause the underlying chattel paper to be "marked" within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto). To the extent that any Collateral consists of letter-of-credit rights, the applicable Borrower shall cause the issuer of each underlying letter of credit to consent to the assignment thereof to the Agent.

Equipment and Inventory. Each Borrower represents, warrants and agrees that except for leased equipment (A) such Borrower is the absolute owner of its inventory and equipment, subject only to the security interests created hereby and those permitted under Section 6.4(A); and (B) each Borrower will sell its inventory only in the ordinary course of business; and (C) if any inventory is or becomes represented by a document, the Agent may require that such document be in such form as to permit the Agent or anyone to whom the Agent may negotiate the same to obtain delivery to it of the inventory represented thereby; and (D) after the occurrence of an Unmatured Event of Default or an Event of Default, (1) the Agent shall have the right to take possession of inventory of such Borrower and such Borrower hereby assigns to the Agent, for the benefit of the Banks, such Borrower's right of stoppage in transit with respect to such inventory, (2) such Borrower will repay the Agent promptly for all reasonable costs of transportation, packing, storage and insurance of any such possession, together with interest at the highest rate payable hereunder, at the time the Agent pays such costs, and (3) such Borrower's liability to the Agent for such repayment with interest shall be included in the Obligations.

Condition of Inventory. Each Borrower will immediately notify the Agent of any event of deterioration, loss or depreciation of value of any substantial portion of its inventory and the amount of such deterioration, loss or depreciation.

Expenses of the Agent. The Borrowers will reimburse the Agent on demand for all reasonable expenses (including the reasonable fees and expenses of legal counsel for the Agent) in connection with the enforcement of the Banks' rights to take possession of the Collateral and the proceeds thereof and to hold, collect, render in compliance with applicable environmental laws and regulations, prepare for sale, sell and dispose of the Collateral.

Notices. If notice of sale, disposition or other intended action by the Agent with respect to the Collateral is required by the Uniform Commercial Code or other applicable law, any notice thereof sent to the Borrower Agent at its address specified herein or such other address of the Borrower Agent as may from time to time be shown on the records of the Agent at least five
     (5) days prior to such action, shall constitute reasonable notice to the Borrowers.

Insurance; Discharge of Taxes, etc. The Agent shall have the right at any time and from time to time, with or without notice to the Borrowers, if the Borrowers fail to do so, (A) obtain insurance covering any of the Collateral, (B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and (C) pay for the maintenance and preservation of any of the Collateral. The Borrowers will reimburse the Agent, on demand, with interest at the Adjusted Base Rate for any payment the Agent makes, or any expense the Agent incurs under this authorization. Each Borrower assigns to the Agent, for the account of the Banks, all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to the Agent, for the account of the Banks, and authorizes the Agent to endorse in the name of the Borrowers any draft for such proceeds. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may, at its option or at the direction of the Banks, apply such proceeds to the reduction of the Obligations in accordance with Section 2.9(C) hereof, or permit or require each Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2.9(C) hereof.

Waiver and Release by Borrower. Each Borrower (A) waives protest of all commercial paper at any time held by the Agent on which such Borrower is in any way liable, notice of nonpayment at maturity of any and all accounts of such Borrower and, except where required hereby or by law, notice of action taken by the Agent, and (B) releases the Agent and the Banks from all claims for loss or damage caused by any failure to collect any account or by any act or omission on the part of the Agent or its officers, agents and employees, except gross negligence and willful misconduct.

Access to Inventory. The Borrowers shall permit the Agent's representatives to have access to their respective inventory from time to time, as requested by the Agent, for purposes of audit, examination, inspection, and appraisal thereof and verification of the Borrowers' records pertaining thereto. Except after the occurrence of an Unmatured Event of Default or an Event of Default, the Agent shall give the Borrowers at least same day telephone notice before exercising the rights granted in the preceding sentence and such rights shall be exercised during normal business hours. Upon demand by the Agent, after the occurrence and during the continuation of an Event of Default, each Borrower shall assemble its inventory which constitutes Collateral hereunder and make it available to the Agent at such Borrower's place of business. At the request of the Agent, after the occurrence and during the continuance of an Event of Default, each Borrower shall provide warehousing space in its own premises to the Agent for the purpose of taking inventory into the custody of the Agent without removal thereof from such premises and will erect such structures and post such signs as the Agent may require in order to place such inventory under the exclusive control of the Agent.

Records and Reports. Each Borrower shall keep accurate and complete records of its accounts (and the collection thereof), general intangibles, chattel paper, instruments, documents and inventory and furnish the Agent such information about its accounts, general intangibles, chattel paper, instruments, documents, and inventory as the Agent may reasonably request.

Further Assurances. From time to time each Borrower will execute and deliver to the Agent such additional instruments as Agent may reasonably request to effectuate the purposes of this Agreement and to assure to the Agent, as secured party, a first priority, perfected security interest in the Collateral. Each Borrower hereby irrevocably appoints the Agent as such Borrower's attorney-in-fact (A) to take any action the Agent deems reasonably necessary to perfect or maintain perfection of any security interest granted to the Agent herein or in connection herewith, including the execution of any document on such Borrower's behalf, and (B) to take any other action to effectuate the rights granted in this Article III, which power of attorney is coupled with an interest and irrevocable until all of the Obligations are paid in full. Until all of the Obligations are paid in full, after notice to the Borrower Agent, the Agent may, at any time and from time to time, send to any account debtor under any account a verification form, make such calls or otherwise contact such account debtors of any Borrower as are necessary or desirable, in the Agent's reasonable discretion, to verify accounts, instruments, chattel paper and/or general intangibles that are Collateral and the balance due.

Application of Proceeds of Collateral. Following an Event of Default all proceeds of Collateral shall be applied in accordance with Section 2.9(C) hereof.

Continuing Collateral. The Agent shall be under no obligation to proceed first against any part of the Collateral before proceeding against any other part of the Collateral. It is expressly agreed that all of the Collateral stands as equal security for all Obligations and the Agent shall have the right to proceed against or sell any and/or all of the Collateral in any order, or simultaneously, as it, in its sole discretion, shall determine.

Investment Property and Deposit Accounts. At the Agent's request, if there is any investment property or deposit accounts included as Collateral that can be perfected by "control" through an account control agreement, the applicable Borrower shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent.

Collateral In Possession of Third Parties. The Borrowers will not permit any
     Collateral (except rental assets in the ordinary course of business) to be in the possession of a third party without the Agent's prior written consent, which may be conditioned on prior receipt of agreement(s) executed by the third party.

Commercial Tort Claims. If any Borrower shall at any time hold or acquire a commercial tort claim, such Borrower shall immediately notify the Agent in a writing signed by such Borrower of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Article III, with such writing to be in form and substance satisfactory to the Agent.

Return of Inventory. No Borrower shall return any inventory to the supplier thereof, except for damaged or unsalable inventory or otherwise in the ordinary course of such Borrower's business. Without limiting the generality of the foregoing, in the event any Borrower becomes a "debtor in possession" as defined in 11 U.S.C. ss.1101 (or any successor thereto), such Borrower agrees not to move pursuant to 11 U.S.C. ss.546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Borrower without the Agent's written consent and each Borrower hereby waives any rights to return such inventory arising under 11 U.S.C. ss.546(h), or any successor section thereto.

Defense of Agent's Rights. Each Borrower warrants and will defend the Agent's right, title and security interest in and to the Collateral against the claims of any Persons.

Cash Management. At any time that the Agent so requests, the Borrowers will work with the Agent to set up such lock boxes and segregated accounts as the Agent may request in order to better perfect the security interest created hereunder in proceeds of the Collateral.


                              CONDITIONS OF LENDING

Conditions Precedent to the Loans. The obligation of each Bank to make the initial Revolving Credit Advances and the obligation of the Agent to issue any Letters of Credit is subject to the Agent having received, on or before the day on which such Loans are to be made and such Letters of Credit are to be issued, all of the following which shall be in form and substance satisfactory to the Agent and its counsel and (except for the Notes) in sufficient copies for each Bank:

A copy, certified in writing as of the date hereof by the Secretary or Assistant Secretary of each Borrower, of (1) resolutions of the Board of Directors, Management Committee, Members or other governing body of such Borrower evidencing approval of this Agreement and the Notes and other matters contemplated hereby and (2) each document evidencing any other necessary corporate, limited liability company or other organizational action and any required approvals from governmental authorities for each Borrower with respect to this Agreement or the Notes;

Favorable opinions of counsel for each Borrower acceptable to the Agent dated the date hereof in form and substance reasonably satisfactory to the Agent;

A certificate dated the date hereof by the Secretary or an Assistant
     Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign this Agreement, the Notes and the other documents or certificates of such Borrower to be executed and delivered pursuant hereto. The Banks may conclusively rely on, and shall be protected in acting upon, such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of such Borrower amending the prior certificate;

This Agreement duly executed by the Borrowers;

The Notes duly executed by the Borrowers;

Payment by the Borrowers of all Fees then due;

Copies of the Bylaws or Operating Agreements of each Borrower, together with all amendments thereto, certified as true, correct and complete by such Borrower's Secretary or Assistant Secretary on behalf of such Borrower;

With respect to each Borrower, certificates dated within thirty (30) days of the date hereof for United States jurisdictions and, as the Agent may require, for jurisdictions outside the United States, issued by the Secretary of State (or similar official) of its jurisdiction of incorporation or formation and each jurisdiction in which such Borrower is qualified to do business, stating that such Borrower is a corporation or limited liability company duly incorporated or formed or authorized to do business, as the case may be, and in good standing under the laws of such jurisdiction;

For each Borrower, a certificate dated the date of this Agreement and executed by the chief executive officer, in each case on behalf of such Borrower, confirming that (1) no Event of Default or Unmatured Event of Default has occurred or is continuing as of the Closing Date, (2) each of the representations and warranties made in this Agreement by such entity are true and correct in all material respects as of the date of this Agreement and of the Closing Date (or, to the extent any such representation or warranty expressly relates to a specific date, as of such specific date),
     (3) such entity has fully performed each and every covenant to be performed by such Borrower on or prior to the Closing Date and, for covenants contained in Sections 6.24 and 6.25, computations demonstrating compliance with such covenants, (4) that such Borrower is "solvent" (as defined in such certificate) after giving effect to these transactions, and (5) such entity has satisfied each of the conditions set forth in this Article IV (to the extent required to be satisfied by such entity on or prior to the Closing Date);

The results of Uniform Commercial Code, judgment, and bankruptcy searches of the jurisdictions listed in Schedule 3.4 showing no liens or judgments against any Borrower or any of their assets which would violate Section 6.4;

A certificate of insurance evidencing property insurance, business interruption coverage insurance, and workmen's compensation and commercial general liability insurance, providing such level of coverage and otherwise in form and substance reasonably satisfactory to Agent.

         Each policy of insurance must be issued by an insurance company reasonably satisfactory to the Agent, must not be in arrears as to the payment of premiums, and must provide that it will not be terminated without at least thirty (30) days prior written notice to the Agent and must name Agent as mortgagee/loss payee or additional insured, as appropriate, for the account of the Banks;

Financial Statements for the year ended December 31, 2001, internally-prepared draft Interim Financial Statements as of March 31, 2002, and copies of all reports delivered to the Securities and Exchange Commission since the Existing Agreement;

Detailed projected financial statements prepared by MTI for the fiscal years ending December 31, 2002-2003, reasonably acceptable to the Banks;

UCC-1 "in lieu" initial financing statements and/or UCC-3 financing statement amendments for all jurisdictions requested by the Agent;

UCC-3 termination statements from parties holding liens which are not permitted in accordance herewith;

The Subrogation and Contribution Agreement executed by each Borrower;

An executed Borrowing Base Certificate as of the most recent month-end preceding the Closing Date, demonstrating the amount of availability under the Credit Limit, with a summary of the accounts receivable and accounts payable agings and inventory listing;

Originals of all of the Borrowers' instruments, chattel paper and letters of credit (drawn on a financial institution other than the Banks), if any, supporting any account, each properly endorsed and/or assigned to the Agent, and, in the case of each such letter of credit, together with any necessary consent by the issuer thereof;

Evidence that Wachovia Bank is each Borrower's principal bank of deposit and account;

An acknowledgement of confession of judgment executed by each Borrower; and

such other documents as may be reasonably requested by the Agent, the Banks or its or their counsel.

Conditions Precedent to All Revolving Credit Advances. The obligation of each
     Bank to disburse each Loan or issue any Letter of Credit is subject to the further conditions precedent that:

The representations and warranties contained herein shall be accurate on and as of the date of such disbursement or issuance as though made on and as of such date (or, to the extent any such representation or warranty expressly relates to a specific date, as of such specific date) except for changes permitted hereby or in writing by the Agent for the account of the Banks;

No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such disbursement or issuance; and

Each Borrowing Base Certificate furnished to the Agent hereunder shall be correct and accurate.


                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Agent and each Bank as follows:

Existence. Each Borrower is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization. Each Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation or limited liability company in good standing in all jurisdictions in which its failure so to qualify could reasonably be expected to have a Material Adverse Effect.

Authorization. The execution, delivery and performance by each Borrower of each Loan Document has been duly authorized by all necessary corporate or limited liability company action, and does not and will not violate any current provision of any government regulation or statute, or of the charter or by-laws or other organizational documents of such Borrower or result in a breach of or constitute a default under any instrument or other material agreement to which such Borrower is a party or by which it or its properties are bound or affected, except for any such breach or default that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Validity. Each Loan Document to which such Borrower is a party constitutes valid and legally binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

Financial Information. The Consolidated balance sheet and statements of cash flows, income and changes in shareholder's equity of MTI and its Subsidiaries as of and for the year ended December 31, 2001 audited by PriceWaterhouseCoopers, and internally-prepared draft Interim Financial Statements for the period ended March 31, 2002, copies of all of which have been furnished to the Banks, are accurate, and present fairly the financial positions, the results of operations and cash flows at such dates and for the periods ended on such dates, all in accordance with GAAP. Since December 31, 2001 there has been no material adverse change to the financial condition, business operations or prospects of MTI and its Subsidiaries taken as a whole either in such financial positions or in such results of operations except to the extent, if any, reflected in the internally-prepared draft Interim Financial Statements referred to above.

Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against any Borrower, or any of their respective properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which if adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Contingent Liabilities. There are on the date hereof no suretyship agreements, guarantees or other contingent liabilities of any Borrower in respect of any Indebtedness or any other material contingent liabilities known to any Borrower other than (A) guarantees and other contingent liabilities that are disclosed in the financial statements mentioned in Section 5.4 or in
     Schedule 5.15, and (B) the joint and several obligations of the Borrowers hereunder.

Taxes. Each Borrower has filed all tax returns and reports required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement except where an extension for filing is available and such Borrower has taken the necessary steps to qualify for such extension, where such taxes, assessments or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or where a failure to pay such taxes, assessments or charges or file such returns or reports would not reasonably be expected to have a Material Adverse Effect.

Encumbrances. Except as disclosed in the lien searches conducted pursuant hereto, or permitted pursuant to Section 6.4, none of the properties or assets of any Borrower are subject to any lien, encumbrance or security interest.

Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by any Borrower of this Agreement or the Notes. Each Borrower has obtained all Governmental Approvals necessary for the conduct of such Borrower's business, and the conduct of such Borrower's business is not and has not been in violation of any such Governmental Approval or any applicable federal or state law, rule or regulation, except for any Governmental Approval which if not obtained, or any violation which if having occurred, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

ERISA. All Defined Benefit Pension Plans and Defined Contribution Plans maintained by any of the Borrowers and the members of their Controlled Group meet the minimum funding standards of ss.412 of the Code, the regulations thereunder and ss.302 of ERISA without regard to any funding waiver. No Prohibited Transaction that would have a Material Adverse Effect has occurred with respect to any Plan. No Reportable Event that would have a Material Adverse Effect has occurred with respect to any Defined Benefit Pension Plan. No trust was established in connection with any such Defined

     Benefit Pension Plan pursuant to ss.4049 of ERISA (as in effect on December 17, 1987) and no liabilities have been asserted against any Borrower or any member of its Controlled Group in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss.4042(b) or (c) of ERISA, and no lien has been attached and neither the PBGC nor the Internal Revenue Service has threatened to attach a lien on any property of any Borrower or any member of its Controlled Group as a result of any failure to comply with the Code or the Treasury regulations thereunder or ERISA. All Plans maintained by any Borrower or any Subsidiary of any Borrower comply (A) in operation with the applicable requirements of the Code and the regulations thereunder and ERISA, and (B) in form with those requirements of the Code and the regulations thereunder and ERISA which must be met and reflected in Plan documents on the date hereof, except where the failure so to comply would not have a Material Adverse Effect. No Borrower or any member of its Controlled Group has incurred any Withdrawal Liabilities that would have a Material Adverse Effect.

Ownership. The Borrowers have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected on the financial statements referred to in Section 5.4 hereof except for (A) properties and assets reflected therein and disposed of as inventory in the ordinary course of business and (B) other property reflected therein, the disposal of which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

Subsidiaries and Ownership of Stock. Schedule 5.12 is a complete and accurate list of the entities comprising the Borrowers, and shows (A) the jurisdiction of incorporation or organization of each such entity, (B) any Person owning more than 5% of the outstanding stock of MTI, (C) the chief executive office of each Borrower, and (D) the organizational identification number, if any, of each such entity. All of the outstanding capital stock or other ownership interests of each Borrower has been validly issued and is fully paid and nonassessable. MTI owns directly or indirectly all of the outstanding capital stock or other ownership interests of the other Borrowers, free and clear of all liens, claims or encumbrances. No Borrower has any Subsidiaries except for those Persons shown on Schedule 5.12.

Margin Stock; Regulation U, Etc. No Borrower engages in the business of making loans for the purchase of Margin Stock. The Loans will not constitute a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

Environmental Matters. Each Borrower is in possession of and in compliance with all required permits and Environmental Laws relating to the discharge or release of liquids, gases or solids into the air, water, and soil, except for any such permit that, if not obtained, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Borrower refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any "hazardous substance" as that term is defined under Section 101(14) of CERCLA or any hazardous or toxic substances as those terms are defined by the provisions of any state or local environmental statute or regulation, except to the extent such Borrower does so in material compliance with all applicable Environmental Laws. No Borrower has received: (A) written or, to its knowledge, oral notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, or (B) any written or, to its knowledge oral, notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning such entity's compliance with any Environmental Law which is presently outstanding or unresolved, except for any notice or other communication relating to any such non-compliance or proceeding that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Debt and Guarantees. Except as set forth in Schedule 5.15 hereto, no Borrower has guaranteed the payment or performance of the debts or obligations of any other Person except for the guaranty of checks or other documents for collection in the ordinary course of business.

Credit Arrangements. Except as set forth on Schedule 5.16 hereto, there are no credit agreements, indentures, securities, purchase agreements, guaranties, capital leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit for Funded Debt (including agreements and arrangements for the issuance of any letters of credit or for acceptance financing) in respect of which any Borrower is in any manner directly or contingently obligated, excluding therefrom any single agreement relating to the purchase of the machinery, equipment, goods and supplies made in the ordinary course of business of less than Two Hundred Fifty Thousand ($250,000); and, with respect to each credit disclosed on Schedule 5.16 hereto, the maximum principal or face amount of the credit in question as of the date hereof is therein correctly stated.

Licenses, Permits, Etc. Each Borrower is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business now conducted, and all of them are valid and in full force and effect, except to the extent the failure to possess or be in compliance with any of the foregoing, or for any of the foregoing not to be valid and in full force and effect, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Compliance with Laws. Each Borrower is in compliance with all laws, rules, regulations, and orders of all Federal, state and governmental agencies and courts (domestic and foreign) which are applicable to it, to the conduct of its business, or to the ownership and use of its properties, except for any such non-compliances that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Labor Matters. There are no existing, or to the best of the Borrowers' knowledge, threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Borrower, any lockouts by any Borrower of any of its employees or any other occurrence, event or condition of a similar character affecting or which may affect any Borrower that could reasonably be expected to have a Material Adverse Effect.

Outstanding Judgments or Orders. Each Borrower has satisfied all judgments against it that could reasonably be expected to have a Material Adverse Effect and no Borrower is in default with respect to any judgment, writ, injunction, decree, material rule or regulation of any court, arbitrator or commission, board bureau, agency or instrumentality, domestic or foreign that could reasonably be expected to have a Material Adverse Effect.

No Defaults on Other Agreements. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, except for any such default that could not reasonably be expected to have a Material Adverse Effect.

Public Utility Holding Company Act. No Borrower is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Patents. Each Borrower's trademarks, servicemarks and patents needed for its operations are valid and enforceable on the date hereof.

Names Used by Borrowers. (i) The actual name of each Borrower is the name set forth in the preamble above; (ii) no Borrower has used any name other than that stated in the preamble hereto or as set forth on Schedule 5.24 hereto for the preceding five years; and (iii) no entity has merged into any Borrower or been acquired by any Borrower within the past five years except as set forth on Schedule 5.24 hereto.

Full Disclosure. No representation or warranty by any Borrower in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to the Agent or any Bank pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Schedules attached hereto, there is no fact known to any Borrower which on the date hereof it has not disclosed to the Agent or any Bank in writing which has had, or could reasonably be expected to have, a Material Adverse Effect.


                           COVENANTS OF THE BORROWERS

         So long as any amount due Agent or any Bank hereunder remains outstanding, or any Bank shall have any Commitment hereunder, unless the Agent and each Bank shall otherwise consent in writing, each Borrower agrees that:

Financial Statements.

The Borrowers will furnish to the Agent not later than ninety (90) days after the end of each year, Financial Statements as of and for the twelve (12) months ending the last day of such year, the Consolidated statements therein contained to be audited and unqualifiedly certified by PriceWaterhouseCoopers or other independent certified public accountants of nationally recognized standing or otherwise reasonably satisfactory to the Banks.

In addition, the Borrowers will furnish to the Agent, within 45 days of the close of each fiscal quarter other than the last fiscal quarter of each fiscal year, Interim Financial Statements for such fiscal quarter and for the portion of the fiscal year then ended.

In addition, the Borrowers will furnish to the Agent, within 30 days of the end of each month, (1) Interim Financial Statements for such month and for the portion of the fiscal year then ended; (2) a completed Borrowing Base Certificate as of the end of such month with a summary of the accounts receivable and accounts payable agings and inventory listing; and (3) a report for the aging and values of the Borrowers' accounts receivable showing the aging of aggregate gross amounts owed by each Purchaser and credit owed to each Purchaser, a report for the aging and value of the Borrowers' accounts payable showing the aging of aggregate amounts owed to each supplier and a report of the inventory of the Borrowers showing the aggregate amount of "slow moving", "special" and "discontinued" items to the extent such categories apply, all of which shall support the above-mentioned summary and shall be stated in such form and with such detail as the Agent may reasonably require.

With all Financial Statements and Interim Financial Statements, the Borrowers will provide to the Agent a certificate of the chief financial officer of MTI, which certificate shall state that such Financial Statements or Interim Financial Statements are complete and correct in all material respects and prepared in accordance with GAAP, subject only to usual year-end adjustments and the absence of footnotes in the case of Interim Financial Statements. The Borrowers shall furnish to the Agent together with all Financial Statements and Interim Financial Statements, a certificate executed by the chief financial officer of MTI, which certificate shall include all calculations (in reasonable detail) necessary to determine compliance with Sections 6.24 or 6.25 (as appropriate for each Financial Statement or Interim Financial Statement), which shall state that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by such Financial Statements or Interim Financial Statements and that such review has not disclosed the existence during or at the end of such accounting period, and does not have knowledge of the existence as at the date of the certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action(s) the Borrowers have taken, are taking and propose to take with respect thereto. A compliance certificate substantially in the form of Exhibit 6.1 hereto executed by the chief financial officer of MTI shall be delivered to the Agent at the same time as all Financial Statements and Interim Financial Statements are delivered hereunder.

Promptly upon receipt thereof, the Borrowers shall deliver to the Agent copies of any management letters or other reports submitted to the Borrowers by independent certified public accountants in connection with the examination of the Financial Statements.

Insurance. Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower operates or owns such properties. Each Borrower shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as mortgagee/loss payee and additional insured, as appropriate, under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.

Taxes. Each Borrower will pay all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over when due, except where such taxes, assessments and charges are contested in good faith and where adequate reserves have been set aside in accordance with GAAP, or where the failure to pay such taxes, assessments or charges when due could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

Encumbrances.

No Borrower will create, incur, assume or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance of any kind ("Lien") upon or in, any of its property or assets, including, without limitation, patents, trademarks, copyrights or any other general intangible except for
     (1) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings, (2) liens solely securing the performance of bids, tender contracts, surety and appeal bonds, or similar obligations, arising in the ordinary course of business, provided that the Borrowers remain in compliance with the terms of such obligations, (3) liens in connection with workmen's or worker's compensation, unemployment insurance or other social security obligations, (4) mechanic's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due, or which are being contested diligently, in good faith and by appropriate proceedings, provided that (a) such proceedings have the effect of staying execution on such liens, and (b) adequate reserves have been set aside or the obligation being contested has been bonded against, (5) the encumbrances disclosed pursuant to Section 5.8 hereof; and (6) purchase money liens on any asset hereinafter acquired including the assumption of any such lien on assets existing at the time of such acquisition or at the time of acquisition of the owner of such assets, any lien incurred in connection with any conditional sale or other title retention agreement, a capital lease, or construction loans or permanent financing for new construction; provided that (a) any property subject to any of the foregoing is acquired by a Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition or in accordance with the construction financing or permanent financing of a newly constructed facility or is assumed in connection with such acquisition; (b) the obligation secured by any lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower acquiring the same; (c) each such lien shall attach only to the asset so acquired and fixed improvements thereon; and (d) the obligation so secured shall not exceed in any case Five Hundred Thousand Dollars ($500,000) or in the aggregate Two Million Dollars ($2,000,000) at any one time outstanding.

No Borrower will agree with any Person to restrict its ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets to the Agent and/or the Banks.

No Lien on any asset or property of any Borrower shall be of equal or higher priority than the Liens of the Agent hereunder, except Liens expressly permitted under Section 6.4(A) (6) above and except to the extent that Liens expressly permitted under Section 6.4(A)(1) - (5) may be granted statutory priority irrespective of the chronological order of perfection.

Compliance with Laws. Each Borrower will comply with all laws and regulations applicable to it in the operation of its business, except to the extent any such non-compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Inspection by the Agent. Each Borrower will permit representatives of the Agent, at the request of any Bank to inspect the property and books and records of such Borrower and to make extracts therefrom and to discuss the affairs of each Borrower with its officers, directors, employees and accountants at all reasonable times during normal business hours and, except after the occurrence of an Event of Default, upon reasonable prior notice from the Agent. After the occurrence and during the continuance of an Event of Default, the Borrowers agree to reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in connection with any such inspection. In addition to the foregoing, the Borrowers agree that the Agent or its agents may enter upon the premises of the Borrowers at any time and from time to time for the purpose of enabling the Agent's auditors to conduct periodic field examinations at the Borrowers' expense. Except after the occurrence of an Unmatured Event of Default or an Event of Default, the Agent shall give the Borrowers at least same day telephone notice before exercising the rights granted in the preceding sentence and such rights shall be exercised during normal business hours. The frequency of such periodic field examinations shall be at the sole discretion of the Agent.

Reports.  The Borrowers will furnish to the Agent:

As soon as possible after any Borrower has knowledge of the occurrence of any Event of Default or Unmatured Event of Default, a written statement by the chief executive or chief financial officer of such Borrower on behalf of such Borrower setting forth details of such Event of Default or Unmatured Event of Default, stating whether or not the same is continuing and, if so, the action(s) that such Borrower proposes to take with respect thereto;

Immediately after receiving notice thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign if an adverse result thereof could reasonably be expected to have a Material Adverse Effect;

As soon as practicable after any Borrower has knowledge of the occurrence of a change in the business, properties or the operations and condition (financial or otherwise) of such Borrower that such Borrower considers could reasonably be expected to have a Material Adverse Effect, a statement by such officer setting forth details of such change and the action(s) that the Borrowers propose to take with respect thereto;

Simultaneously with the filing thereof, the Borrowers shall deliver to the Agent copies of all notices required by law or regulation to be filed, and all reports, registrations and requests for interpretive letters or rulings filed, with the Securities and Exchange Commission;

Annually, within 90 days after the end of each Fiscal Year of MTI, the Borrowers will furnish to the Agent an annual operating budget for MTI and its Subsidiaries on a Consolidated Basis; and

Such other information respecting the business, properties, condition and operations (financial or otherwise) of each Borrower as the Agent may at any time and from time to time reasonably request be furnished to it.

ERISA.

Each Borrower and all of its Subsidiaries will comply in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder with respect to any Plan except where the failure to so comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Each Borrower will cause to be made all contributions required to avoid any accumulated funding deficiency (as defined in ss.412(a) of the Code and the regulations thereunder and ss.302(a) of ERISA) with respect to any pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by a Borrower or any member of its Controlled Group.

As soon as practicable (and in any event within five days) after any Borrower has reason to know (1) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group is to be terminated in a "distress termination" (within the meaning of ss.4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (4) that a Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group which is likely to have a Material Adverse Effect, or (5) that any Multiemployer Plan to which a Borrower or any member of its Controlled Group has made contributions is in "reorganization" (within the meaning of ss.4241 of ERISA), such Borrower will furnish a statement to the Agent setting forth the details of such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or "reorganization" (within the meaning of ss.4241 of ERISA), and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability, or "reorganization" (within the meaning of ss.4241 of ERISA) received by a Borrower or any member of its Controlled Group.

Each Borrower will furnish to the Agent as soon as possible after receipt thereof a copy of any notice that a Borrower or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental entity or from the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental entity or the sponsor of any Multiemployer Plan with respect to any Plan or Multiemployer Plan, which is likely to have a Material Adverse Effect.

Each Borrower will promptly notify the Agent of any material taxes, penalties, interest charges and other financial obligations that have been assessed or otherwise imposed, or that such Borrower has reason to believe may be assessed or otherwise imposed, against any Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan, that is likely to have a Material Adverse Effect.

Each Borrower will promptly notify the Agent of the adoption of any Plan or any obligation to contribute to any Multiemployer Plan by any Borrower or any member of its Controlled Group if the potential liability thereunder is likely to have a Material Adverse Effect.

No Borrower will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them now or hereafter contribute if the Withdrawal Liability which would thereupon be incurred and the payments thereupon required over the time period required could have a Material Adverse Effect.

No Borrower will fail to make required minimum contributions, or permit any member of its Controlled Group to fail to make required minimum contributions, with respect to a Defined Benefit Pension Plan, resulting in a lien (as provided in the Code or ss.302(f) of ERISA) against any Borrower or any member of its Controlled Group.

No Borrower will permit the adoption of a plan amendment which results in significant underfunding (as defined in ss.307 of ERISA) of a Defined Benefit Pension Plan which requires such Borrower or any member of its Controlled Group to provide security.

Without the written consent of the Agent, Borrower will not acquire or permit the acquisition by any other member of its Controlled Group of any trade or business which maintains a Defined Benefit Plan (1) with any "amount of unfunded benefit liabilities" (as defined in ss.4001(a)(18) of ERISA) if the potential liability from the termination of such Plan is likely to have a Material Adverse Effect, or (2) with any "accumulated funding deficiency" (as defined in ss.412(a) of the Code), whether or not waived.

Environmental Matters.

Each Borrower will obtain and comply with all required permits, licenses, registrations, and approvals relating to the discharge or release of liquids, gases or solids into the environment; and to the extent that such are applicable to the operation of its business, each Borrower will comply with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any "hazardous substance" as that term is defined under Section 101(14) of CERCLA, or any hazardous or toxic substances as defined by the provisions of any state or local environmental statute or regulation at all premises owned or operated by such Borrower; in each case, to the extent non-compliance therewith could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Each Borrower will notify the Agent in writing of the receipt by it of (1) any written notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, (2) any written notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning its compliance with the Environmental Laws, (3) written notice of any alleged violation of the Environmental Laws, or (4) any information known to it concerning any potentially materially adverse environmental condition on, above, or beneath its premises, including but not limited to any spilling, leaking, discharge, release, or threat of release of any hazardous or toxic waste or substance; in each case, to the extent such notice or information relates to an event or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

Change of Business. No Borrower will make any material change in the lines of business as conducted by it at the date hereof, meaning no Borrower will enter into any new business unrelated to that conducted by it at the date hereof.

Regulation U. No Borrower will: (A) use the proceeds of the Loans to purchase or carry any Margin Stock; (B) engage in the business of making loans for the purchase of Margin Stock; or (C) purchase or carry Margin Stock in a manner that would result in a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

Disposal of Assets. No Borrower will dispose of any asset except for the sale of inventory in the ordinary course of business and the sale or other disposition of obsolete or worn-out equipment.

Loans, Investments, and Contingent Liabilities. No Borrower will (A) become liable for the obligation of anyone except by endorsement of negotiable instruments for deposit or collection in the usual course of business and except for the joint and several obligations of the Borrowers hereunder, or
     (B) make any loan or Investment except for (1) Investments in cash or Cash Equivalents, (2) loans or Investments in Borrowers existing on the date hereof or (3) the loans to Showcase Manufacturing Corporation as described on Schedule 5.25 and other similar loans to manufacturers for DMS in an aggregate amount not exceed $800,000 at any one time outstanding.

Maintenance of Property. Each Borrower will maintain all of its property in good condition and repair, ordinary wear and tear excepted, and keep all of its patents, trademarks, copyrights, licenses, and permits which are of more than nominal value in full force and effect.

Transactions with Affiliates and Subsidiaries. No Borrower will enter into any transaction with any officer, director or shareholder of any Borrower or any Affiliate or Subsidiary of any Borrower for less than full value or on terms or conditions less favorable to such Borrower in any material respect than could be obtained in an arm's length transaction with a third party.

Restriction on Acquisitions; Merger; Corporate Structure. No Borrower shall create or acquire, or permit a Subsidiary to create or acquire, any new Subsidiary, or acquire, or permit a Subsidiary to acquire, all or a substantial portion of the assets or securities of any other Person, or assume or agree, or permit a Subsidiary to assume or agree, to merge or consolidate with any Person or discharge the liabilities or obligations of any other Person, or agree or permit a Subsidiary to agree to do any of the foregoing; except that, so long as no Unmatured Event of Default or Event of Default exists or would result therefrom:

any Borrower may merge with one or more other Borrowers, any Borrower may consolidate with one or more other Borrowers or may merge or consolidate with one or more Subsidiaries of any Borrower, if, in any such case, the resulting or surviving corporation (if not already a Borrower) becomes a Borrower, provided that if such merger or consolidation involves MTI, MTI shall be the resulting or surviving corporation; and the security interests in all collateral shall remain perfected and first priority; and
any Subsidiary of a Borrower may merge or consolidate with one or more other
     Subsidiaries of a Borrower.

Dividends and Distributions. No Borrower shall be entitled to make or declare dividends upon any of its capital stock or return any capital to any of its shareholders (except to a Borrower), or make or declare any other payment or distribution to its shareholders (including those relating to share repurchases or redemptions) (except to a Borrower) in their capacity as such, except that MTI may repurchase its shares of capital stock if the aggregate consideration therefor, after the date of this Agreement, does not exceed $250,000.

Other Indebtedness. No Borrower will incur or otherwise permit to exist any Indebtedness, whether as borrower or guarantor, except (A) Indebtedness incurred hereunder, (B) Indebtedness listed on Schedule 5.16 existing as of the date hereof, (C) purchase money Indebtedness permitted under Section 6.4(A)(6), (D) Subordinated Debt that is incurred by MTI in favor of its owners/principals provided that the incurrence of such Subordinated Debt does not cause or create an Event of Default, and (E) any obligations under or arising out of Swap Agreements that have been or will be entered into with any Bank from time to time consistent with the terms of this Agreement.

Licenses, Permits. Each Borrower will maintain the validity, force and effect of, and operate in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its businesses, except to the extent non-compliance with the foregoing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Fiscal Year. Each Borrower shall maintain a fiscal year ending on December 31.

Banking Relationships. The Borrowers shall maintain the Agent as their principal bank of deposit and account.

Ownership of Borrowers Other than MTI. MTI will at all times directly or indirectly own 100% of the capital stock of the other Borrowers in existence on the Closing Date.

RICO. No Borrower shall engage in any conduct or take or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate RICO.

Minimum Tangible Net Worth. MTI will maintain at the end of each fiscal quarter, commencing the fiscal quarter ending March 31, 2002, consolidated Tangible Net Worth in an amount not less than $7,800,000. Such minimum Tangible Net Worth shall increase from time to time from and after the Closing Date as follows: (A) annually on each March 31, commencing March 31, 2003, by 50% of MTI's cumulative consolidated net income for the fiscal year ending December 31, 2002 and each fiscal year thereafter; (B) by an amount equal to 100% of the net proceeds of each equity offering of MTI upon receipt thereof; and (C) by an amount equal to 100% of the net proceeds of the issuance of Subordinated Debt by MTI upon receipt thereof. For purposes of determining the required minimum as aforesaid (a) cumulative consolidated net income shall include consolidated net income for entire fiscal years only and shall be determined by reference to the financial statements delivered under Section 6.1, (b) a consolidated net loss during any period shall be deemed to be consolidated net income in the amount of zero, and
     (c) MTI will be permitted to exclude up to a maximum of $1,000,000 in the aggregate of new cash equity contributions under clause (B) above.

Fixed Charge Coverage Ratio. MTI and its Subsidiaries, on a consolidated basis, shall not allow the ratio of EBITDA plus expenses for the rental of real or personal property to Fixed Charges, to be less than 1.1:1.0 for:

the fiscal quarter ended March 31, 2002;

the two fiscal quarter period ending June 30, 2002;

the three fiscal quarter period ending September 30, 2002; and

any period of four fiscal quarters, commencing the four fiscal quarter period ending December 31, 2002 and continuing each four fiscal quarter period thereafter.

For purposes of calculating the foregoing ratio, MTI shall be permitted to add to EBITDA an amount equal to the new cash equity contributions received during the measurement period, up to a maximum of $1,000,000 in the aggregate for all measurement periods.

Subordinated Debt. No Borrower will effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or required prepayments of any Subordinated Debt, or effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of any Subordinated Debt, in each case without the prior written consent of the Agent in its sole discretion.


                                     DEFAULT

Events of Default. Each of the following shall be an event of default ("Event of Default"):

(i) if the Borrowers shall fail to pay when due any principal of the Loans or any interest on the Loans, or (ii) if the Borrower shall fail to pay any Fee or any other amount owing hereunder within 3 Business Days of written notice by facsimile or overnight mail by the Agent to the Borrower Agent;

if any representation or warranty made or deemed made by any of the Borrowers in this Agreement, or in any certificate, agreement, instrument, statement or report required hereby or made, or delivered or deemed delivered pursuant hereto or in connection herewith, shall prove to have been incorrect in any material respect as of the date on which it is made, deemed made or reaffirmed;

(i) if any Borrower (1) shall fail to pay any Indebtedness in a principal amount of $250,000 or greater owing by it, or any interest or premium thereon, when due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or (2) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when required to be performed and such defaults shall permit the holder of such Indebtedness to accelerate the repayment of such Indebtedness and shall not be cured within any applicable grace period; or (ii) there shall occur any material breach or violation of any agreement or instrument to which any Borrower is bound relating to the acquisition by such Borrower of all or a substantial portion of the assets or securities of any other Person, or any Borrower shall incur any material cost, penalty or obligation under any such agreement or instrument;

if any Borrower is adjudicated a bankrupt or insolvent or the equivalent under any law or admits in writing its inability generally to pay its debts as they mature, or makes an assignment for the benefit of its creditors; or if any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer or the equivalent under any law for such applicant or for all or any substantial part of its property; or such receiver, trustee or similar officer or the equivalent under any law shall be appointed without the application or consent of such party and shall continue undischarged or unstayed for a period of 90 days; or if any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower and an order for relief or similar remedy shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 90 days; or if any Borrower suspends its operations or becomes unable to pay its debts as they mature or calls a meeting of creditors for the purpose of debt restructuring or dissolves or otherwise terminates its existence; provided that, the occurrence of any of the foregoing events with respect to any Borrower other than MTI, SEH, or Sparks shall not constitute an Event of Default if (1) such occurrence does not have a Material Adverse Effect on the financial condition or business operations of any of the other Borrowers or all of the other Borrowers on a Consolidated basis, (2) such occurrence does not materially and adversely effect the collateral position of the Banks or the Collateral, (3) no other Borrower is consolidated in or otherwise made a party to such proceeding, and (4) the aggregate of the revenues and assets of all Borrowers with respect to which one or more of such events has occurred after the date of this Agreement shall not exceed, cumulatively, ten percent (10%) of the total Consolidated revenues and assets, respectively, of all Borrowers (the measurement dates for such calculation being the date of each such event);

if (1) any Reportable Event, or any failure of compliance required by Section
     6.8 hereof, that creates a reasonable likelihood of the termination of any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group, or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan has occurred and is continuing 30 days after written notice to such effect is given to the Borrowers by the Agent or any Bank, or (2) any Borrower or any member of its Controlled Group withdraws from any Defined Benefit Pension Plan for which it was a substantial employer as defined by ss.4001(a)(2) and within the meaning of ss.4063(b) of ERISA or from any Multiemployer Plan and the liability for such withdrawal exceeds $500,000, or (3) the plan administrator of any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group files with the PBGC a notice of intention to terminate such Plan in a "distress termination" (as defined in ss.4041(c) of ERISA), or (4) the PBGC institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, and if, in any of the cases described in the foregoing clauses (1) to
     (4);

if the Borrowers shall fail to perform or observe when due any term, covenant or agreement contained herein and such failure (other than a failure which otherwise constitutes an Event of Default under this Section 7.1 or is a violation of Sections 6.24 or 6.25) is not cured within a period of thirty
     (30) days from the date the Borrower Agent first became aware of such failure, whether by written notice from the Agent or any Bank or otherwise, or has not been cured within a period of five (5) days from the date that the Agent or any Bank gives the Borrower Agent notice of such default;

if there is a Change in Control not approved in advance and in writing by the Majority Banks in their sole discretion;

if any two of the three officers of MTI presently serving in the capacities of Chief Executive Officer, Chairman or Vice Chairman (a) shall voluntarily resign or (b) shall be discharged or otherwise involuntarily cease to serve in such position and shall not be replaced within thirty (30) days with a replacement reasonably acceptable to the Agent;

if a judgment of Five Hundred Thousand Dollars ($500,000) or more is entered against any Borrower and is not satisfied or bonded within thirty (30) days;

this Agreement, any of the Notes, the Subrogation and Contribution Agreement or any other material Loan Document executed pursuant hereto is found to be unenforceable or its enforceability is contested in any way by a Borrower; provided that, the occurrence of any of the foregoing events with respect to any Borrower other than MTI, SEH, or Sparks shall not constitute an Event of Default if (1) such occurrence does not have a Material Adverse Effect on the financial condition or business operations of any of the other Borrowers or all of the other Borrowers on a Consolidated basis, (2) such occurrence does not materially and adversely affect the collateral position of the Banks or the Collateral, (3) no other Borrower is consolidated in or otherwise made a party to any related proceeding, and
     (4) the aggregate of the revenues and assets of all Borrowers with respect to which one or more of such events has occurred after the date of this Agreement shall not exceed, cumulatively, ten percent (10%) of the total Consolidated revenues and assets, respectively, of all Borrowers (the measurement dates for such calculation being the date of each such event);

if there shall be a violation or breach under any of Sections 6.24 or 6.25;

any governmental authority with applicable jurisdiction determines that the Subordinated Debt is not subordinated to any of the Obligations or the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt; or

any Borrower shall default in any payment or performance of any obligations under any Swap Agreement entered into pursuant to the provisions of Section
     2.20 above, regardless of the amount involved in the default.

Termination of Revolving Commitment; Acceleration. If any Event of Default shall occur and be continuing, the Agent may at its option and shall, upon being so directed by the Majority Banks, declare the Commitments to be terminated and the outstanding Notes and all interest thereon and all other amounts payable under this Agreement to be immediately due and payable and require the Borrowers to (and the Borrowers shall) immediately and fully collateralize each outstanding Letter of Credit with cash deposited with the Agent in the full amount of the aggregate outstanding amounts thereof; provided that immediately and automatically upon the happening of an Event of Default specified in Section 7.1(D), the Commitments shall terminate, the outstanding Notes and all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable and the aforesaid cash collateralization shall be immediately required without declaration or other notice to the Borrowers, and the Borrowers shall immediately make all such payments to the Agent for the ratable benefit of the Banks. Thereupon, the Agent shall notify the Borrowers of the accrual of interest at the Default Rate, and the Agent and the Banks shall have all of the rights and remedies available under the Loan Documents or otherwise at law or in equity. The Borrowers expressly waive any presentment, demand, protest or further notice of any kind.

Remedies.

Upon the occurrence and during the continuance of any one or more Events of Default, the Agent for the account of the Banks may proceed to protect and enforce its rights under this Agreement, the Notes and/or any other document executed pursuant hereto by exercising such remedies as are available to the Agent or any Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement, the Notes or the other Loan Documents or in aid of the exercise of any power granted in this Agreement, the Notes or the other Loan Documents.

Upon the occurrence and during the continuance of any one or more Events of Default, the Agent for the account of the Banks, in addition to all the other rights and remedies herein contained, shall be entitled to exercise any and all rights available to it in law or equity.

                                AGENCY PROVISIONS

Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law. Whenever the Agent shall receive any notice, financial information or other written material from any Borrower relating to or in connection with any of the Loan Documents, any such oral notification of a material nature shall be promptly relayed to the Banks, and copies of any such written notice, information or other material shall be promptly provided to the Banks.

Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with any Loan Documents in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers;
     (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent, each Bank and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of the Subsidiaries and any Person who may do business with or own securities of any Borrower or any Subsidiary, all as if the Agent were not the Agent and without any duty on the part of the Agent or any Bank to account therefor to the Banks or the Agent as the case may be.

Independent Credit Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the terms of any of the Loan Documents, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent under any of the Loan Documents, provided that no Bank shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent (to the extent not reimbursed by the Borrowers) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any of the Loan Documents. The Agent shall confer with the Banks prior to retaining outside counsel in connection with this Agreement and shall not retain counsel with whom any Bank demonstrates an actual or potential conflict of interest of a material nature without such Bank's written consent.

Successor Agent. The Agent may resign at any time by giving at least 30 days prior written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Borrowers shall have the right, with the approval of the Banks, to appoint a successor Agent. If no successor Agent shall have been so appointed and accepted such appointment, within 21 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under any of the Loan Documents.

Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Notes or other obligations of Borrowers held by all the Banks, such Bank shall purchase from the other Banks such participations in the Notes or other obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.


                                  MISCELLANEOUS

No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent for the account of the Banks in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any right, power, remedy, privilege or prerogative of the Agent or any Bank hereunder shall be effective unless the same shall be in writing and signed by the Agent or applicable (as the case may be) Bank. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Arbitration.

Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents between the parties (a "Dispute") hereto shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") and, where applicable, the Supplementary Rules for Large Complex Disputes, of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.

All arbitration hearings shall be conducted in the city of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. At the administrative conference conducted by the AAA, the parties and the AAA shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties' intent that, absent exigent circumstances, the hearing be conducted on sequential days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

In any arbitration hereunder, the arbitrator shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

Discovery shall be limited to the prehearing exchange of all documents which each party intends to introduce at the hearing and any expert reports prepared by an expert who will testify at the hearing.

Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
     (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

The parties agree that they shall not have a remedy of punitive, exemplary, special or consequential damages against other parties in any Dispute and hereby waive any right or claim to punitive, exemplary, special or consequential damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY
     FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS, EACH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR SUCH BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO ATTACHMENT OF SUCH BORROWER'S BANK ACCOUNT AND OTHER ASSETS. EACH BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS AGREEMENT CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT SUCH BORROWER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT SUCH BORROWER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST SUCH BORROWER AND BEFORE SUCH BORROWER'S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. EACH BORROWER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO SUCH BORROWER. IT IS SPECIFICALLY ACKNOWLEDGED BY EACH BORROWER THAT THE AGENT AND THE BANKS HAVE RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY BORROWERS HEREIN IN ENTERING INTO THIS AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWERS.

Upon the occurrence of an Event of Default, each Borrower hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for the Borrowers in any and all actions which may be brought hereunder and enter and confess judgment against the Borrowers or any of them in favor of the Agent and the Banks for such sums as are due or may become due hereunder or under any other Loan Documents, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees equal to 2% of the Obligations then due and owing but in no event less than $5,000.00, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. To the extent permitted by law, each Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. Each Borrower further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder, including, without limitation, the right to be notified and heard prior to the garnishment, levy, execution upon and attachment of Borrower's bank accounts and other property. If a copy of this Agreement verified by affidavit of any officer of the Agent or any Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Agent or any Bank shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under any other Loan Documents. The Agent and each Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the Obligations arising hereunder or under any other Loan Documents to which any Borrower is a party, without regard to whether judgment has theretofore been confessed on more than one occasion for the same Obligations. In the event that any judgment confessed against any Borrower is stricken or opened upon application by or on behalf of such Borrower or any obligor for any reason, the Agent and each Bank is hereby authorized and empowered to again appear for and confess judgment against the Borrowers for any part or all of the Obligations owing under this Agreement and/or for any other liabilities, as herein provided.

Set-Off. Upon an Event of Default, the Agent and each Bank shall have a right of set-off against all property of each Borrower now or at any time in the possession of the Agent or such Bank in any capacity whatever, including, but not limited to, any such Borrower's interest in any deposit account.

Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which any Borrower is a party, nor consent to any departure by any Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks, do any of the following: (a) waive any of the conditions precedent specified in Article IV; (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the Notes or any fees hereunder; (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action hereunder; (f) release any Borrower from its obligations hereunder; or (g) amend, waive or modify this Section or the definition of "Majority Banks," provided that, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any of the Loan Documents.

Notices. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications that this Agreement requires or permits the Borrowers to give to the Agent or Banks or the Agent or any Bank to give to the Borrowers shall be in writing (including telecopy) and shall be given to the Agent, the Bank(s) or the Borrower Agent, as the case may be, at their respective address or telecopy number specified on the signature pages of this Agreement or at such other address or telecopy number as shall be designated by such party in a notice to each other complying with the terms of this Section. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, three days after placing in the United States mail, postage prepaid, certified mail, return receipt requested, (B) if given by telecopy, when such telecopy is transmitted to the aforesaid telecopy number and the appropriate confirmation of receipt is received by the sender or (C) if given by any other means, when delivered to the carrier with postage prepaid to the aforesaid address(es); provided, however, that notices from the Borrower Agent to the Agent pursuant to any of the provisions of
     Article II hereof shall not be effective until received by the Agent. The Agent and each Bank shall be entitled to rely on any notice, oral or written, received by it from the Borrower Agent as if such notice were delivered by all of the Borrowers. Although the Borrower Agent is obligated to follow any telephonic notice made to select an Interest Rate and/or Interest Period with written confirmation, the Agent shall be entitled to rely on such telephonic notice whether or not the Borrower Agent thereafter confirms in writing, as if the Borrower Agent did, in fact, confirm in writing.

Nature of Obligations.

Nothing contained in this Agreement, and no action taken by the Agent or any Bank pursuant hereto, shall be deemed to create a partnership, association, joint venture or other entity with the Borrowers. The obligations of each Borrower under this Agreement and the Notes are joint and several.

The joint and several obligations of each Borrower hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Agreement or the Notes against any other Borrower;
     (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations of any other Borrower hereunder, or any other amendment or waiver of or consent to any departure from any provision of this Agreement or the Notes with respect to any other Borrower; or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of the obligations of the Borrowers hereunder.

Each Borrower hereby irrevocably agrees for the benefit of the Agent and the Banks and the other Borrowers that it will not exercise any rights which it may have or acquire against such other Borrower by way of subrogation or otherwise arising from payments under this Agreement or the Notes; until all amounts due to the Banks hereunder and under the Notes are paid in full and the Revolving Credit Commitment terminates or expires and no Letter of Credit Liabilities shall be outstanding or otherwise exist.

Costs and Expenses. The Borrowers agree to pay on demand (A) all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, printing, execution and delivery of this Agreement, the Notes and the other documents executed pursuant hereto (including and limited to the reasonable fees and out-of-pocket expenses of counsel for the Agent), (B) all reasonable, out-of-pocket costs and expenses of the Agent in connection with the amendment, waiver and administration of this Agreement, the Notes or any other documents executed pursuant hereto, and (C) all reasonable costs and expenses, if any, of the Agent and the Banks in connection with the enforcement against the Borrowers of this Agreement, the Notes or any other documents executed pursuant hereto (including without limitation the reasonable fees and out-of-pocket expenses of counsel with respect thereto of the Banks).

Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Binding Effect. This Agreement shall become effective when it has been executed by the Borrowers, the Agent and the Banks. It shall thereafter be binding upon and inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns except that no Borrower shall have the right to assign any of its rights or obligations hereunder or any interest herein.

Governing Law. This Agreement, the Notes and the other documents executed pursuant hereto shall be governed in all respects by the law of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the law of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws). Subject to Section 9.2, the parties acknowledge the non-exclusive jurisdiction of the federal and state courts located within Philadelphia County in the Commonwealth of Pennsylvania over controversies arising from or relating to this Agreement.

Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Usury. Nothing herein contained, contained in the Notes or contained in any other document executed pursuant hereto, nor any transaction related hereto or thereto, shall be construed or shall so operate either presently or prospectively to require the Borrowers (i) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (ii) to make any payment or do any act contrary to law, but if any provision herein or therein contained shall otherwise so operate to invalidate such document, in whole or in part, then such provision only shall be held for naught as though not herein or therein contained and the remainder of such document shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to the Borrowers. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Agreement and shall be applied in such order as the Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the portion exceeding the said sums outstanding shall be refunded in cash by the Banks. Any such crediting or refund shall not cure or waive any Unmatured Event of Default or Event of Default by the Borrowers hereunder or under the Notes. The Borrowers agree, however, that in determining whether or not any interest payable exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by law, to be an expense, fee, premium, or penalty rather than interest.

Assignments; Participations. The Borrowers acknowledge and agree that any Bank may at any time:

assign or transfer any of its rights or obligations under this Agreement in a transaction intended solely as a source of funding, to a Federal Reserve Bank, without the consent of or notice to MTI or the Agent;

sell participations in the Loans outstanding hereunder to another financial institution (after providing written notice to MTI regarding such sale at least five (5) days prior thereto), but in the event of any such participation, no party to this Agreement shall have any obligations or responsibilities to such participant other than its obligations or responsibilities to the seller of such participation, and no participation shall relieve any party of its obligations and duties hereunder, provided that, any agreement pursuant to which any Bank may grant a participation shall not limit such Bank's ability to agree to any modification, amendment or waiver of the Loan Documents without the consent of the participant except to the extent such modification, amendment or waiver would change the amount of the Commitments, reduce the principal of or rate of interest on the Loans or related fees or postpone the date fixed for any payment of principal of or interest on the Loans or related fees;

assign all or any portion of its rights under the Loans and its Commitment in minimum amounts of $1,000,000 either (A) to an Affiliate of such Bank, or
     (B) with the prior written consent of the Agent, which shall not be unreasonably withheld or delayed, together with the payment by such Bank to the Agent of a $3,500 transfer fee, and, except after the occurrence of an Event of Default, with the prior written consent of MTI, which shall not be unreasonably withheld or delayed. Promptly upon any such assignment described in (A) or (B) above, the assignee shall execute a joinder to this Agreement in form satisfactory to the Agent, agreeing to be bound by the terms and conditions of this Agreement, and then shall be deemed a Bank for all purposes hereunder, and the Borrowers shall execute and deliver new Notes and such other documents as may be appropriate to reflect such assignment; and

share credit information on the Borrowers with prospective and actual participants and assignees.

Appointment of Borrower Agent. Each Borrower hereby irrevocably appoints and authorizes MTI to act as its agent hereunder and under the Notes with such powers as are specifically delegated to the Borrower Agent by the terms of this Agreement and the Notes, including, without limitation, the power to receive notice on behalf of all of the Borrowers, together with such other powers as are reasonably incidental thereto.

Survival; Indemnification.

The obligations of the Borrowers under Sections 2.11, 2.12, 2.17, 2.18, 3.10,
     9.8 and 9.16 shall survive the repayment of the Loans.

If after receipt of any payment of all or any part of the amounts outstanding hereunder or under the Notes, the Agent or any Bank is for any reason compelled to return such payment to any Person because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement and the Notes shall continue in full force and the Borrowers shall be liable, and shall indemnify and hold the Agent and each Bank harmless for, the amount of such payment returned and any fees and expenses incurred in enforcing this indemnity provision. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or any Bank's rights under this Agreement and the Notes and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of the Agreement and the Notes.

Each Borrower hereby jointly and severally indemnifies and holds harmless the Agent, each Bank and all of their affiliates, subsidiaries, successors, assigns, officers, directors, attorneys, shareholders, employees and agents ("Indemnified Parties") from any and all liability, damages, costs, claims, losses, suits, actions, legal or administrative proceedings, interest, expenses, reasonable attorneys' fees (including any such fees and expenses incurred in investigating, evaluating or defending such claims or in enforcing this indemnity provision), and reasonable consultants' fees and expert witness fees incurred by any of them caused by, relating to, arising out of or resulting from or in any way connected with this Agreement or the Notes and any transaction contemplated herein or therein, exclusive of any of the forgoing resulting from any act or omission amounting to willful misconduct or gross negligence by any beneficiary of this indemnity.

Each Borrower hereby jointly and severally indemnifies, defends and holds harmless the Indemnified Parties, from and against any and all liability, damages, costs, claims, losses, suits, actions, legal or administrative proceedings, interest, expenses, reasonable attorneys' fees (including any such fees and expenses incurred in investigating, evaluating, or defending such claims or in enforcing this indemnity provision), and reasonable consultants' fees and expert witness fees incurred by any of them caused by, relating to, arising out of or resulting from or in any way connected with (1) any liability or any claims relating to the Environmental Laws or the environmental condition of the Properties; (2) the presence of any hazardous substance on, about, beneath or arising from any Properties, (3) the failure of any Borrower, any Subsidiary thereof, any past or present occupant, or any future occupant that controls, is controlled by, or is under common control with any Borrower, of any Property (whether owner, tenant, subtenant or any other occupant) to comply with the Environmental Laws; or (4) the untruth or breach of any of the representations or warranties contained herein relating to the Environmental Laws, provided, however, that the Borrowers shall not be required to indemnify any Indemnified Party to the extent the liability resulted from or arose out of the gross negligence or willful or reckless act or omission of that Indemnified Party.

Entire Agreement. This Agreement, the Schedules and Exhibits attached hereto, the Notes, the Subrogation and Contribution Agreement and the other documents executed pursuant hereto constitute the entire understanding among the parties with respect to the subject matter hereof and supersede any and all contemporaneous and prior agreements between the parties hereto with respect to the subject matter hereof and thereof.

WAIVER OF JURY TRIAL. BORROWERS, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY
     JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT. EACH BORROWER ACKNOWLEDGES THAT THE RIGHTS WAIVED ABOVE ARE CONSTITUTIONAL RIGHTS, THAT SUCH BORROWER HAS WAIVED SUCH RIGHTS INTENTIONALLY, KNOWINGLY, AND AFTER CONSULTATION WITH ITS ATTORNEY, AND THAT SUCH BORROWER WAIVES SUCH RIGHTS VOLUNTARILY.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MARLTON TECHNOLOGIES, INC., a
Pennsylvania corporation, successor to Marlton
Technologies, Inc., a New Jersey corporation          Address:
                                                      -------
                                                      2828 Charter Road
                                                      Philadelphia, PA  19154

By: /s/Robert B. Ginsburg
    ------------------------------------
    Name:  Robert B. Ginsburg
    Title: CEO

SPARKS EXHIBITS & ENVIRONMENTS CORP.
(formerly Sparks Exhibits Corp.), a
Pennsylvania corporation

SPARKS EXHIBITS & ENVIRONMENTS, INC.
(formerly Sparks Exhibits, Inc.), a
Georgia corporation

SPARKS EXHIBITS HOLDING CORPORATION, a
Delaware corporation

SPARKS EXHIBITS & ENVIRONMENTS, LTD.
(formerly Sparks Exhibits, Ltd.), a
California corporation

SPARKS EXHIBITS & ENVIRONMENTS INCORPORATED
(formerly Piper Productions, Inc.), a Florida corporation






                   SIGNATURE CONTINUED ON THE FOLLOWING PAGE

                   SIGNATURE CONTINUED FROM THE PREVIOUS PAGE


SPARKS EXHIBITS & ENVIRONMENTS COMPANY,
an Illinois corporation                      Address:
                                             --------
                                             2828 Charter Road
                                             Philadelphia, PA  19154

By: /s/ Robert B. Ginsburg
    ------------------------------------
    Name:  Robert B. Ginsburg
    Title: CFO

DMS STORE FIXTURES LLC (formerly
DMS Store Fixtures Corp.), a Pennsylvania
limited liability company                    Address:
                                             -------
                                             2828 Charter Road
                                             Philadelphia, PA  19154

By: Sparks Exhibits & Environments Corp.,
    its sole Member


By: /s/ Robert B. Ginsburg
    ------------------------------------
    Name:  Robert B. Ginsburg
    Title: CFO


WACHOVIA BANK, NATIONAL ASSOCIATION,         Address:
formerly known as First Union                -------
National Bank, (for itself and as Agent)     123 S. Broad Street
                                             PA 1246
                                             Philadelphia, PA 19109
                                             Fax: (215) 670-6645
                                             Attention:  Stephanie Micua

By: /s/ Stephanie Micua
   -------------------------------------
    Name:  Stephanie Micua                   AND
    Title: Vice President                    ---

                                             1339 Chestnut Street
                                             P.O. Box 7618
                                             Philadelphia, PA 19101-7618
                                             Fax: (215) 786-5356
                                             Attention: Charles H. Dietrich, Jr.

                                  Schedule 2.1
                                  ------------

                          Revolving Credit Commitments
                          ----------------------------

Wachovia Bank                  $12,000,000


Total                          $12,000,000

                                  Schedule 5.16
                                  -------------

                               Credit Arrangements
                               -------------------

GE Capital Corporation capital lease for up to $725,000.